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                                                                   EXHIBIT 99.4

================================================================================


                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                      among


                             OUTDOOR SYSTEMS, INC.,
                              3284085 CANADA INC.,

                               The Several Lenders
                        from Time to Time Parties Hereto


                                       and


                       CANADIAN IMPERIAL BANK OF COMMERCE,
                         as US Administrative Agent and
                          Canadian Administrative Agent


                           Dated as of August 22, 1996

================================================================================
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                                TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS.........................................................................................  2
         1.1  Defined Terms.....................................................................................  2
         1.2  Other Definitional Provisions..................................................................... 32

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS..................................................................... 33
         2.1  US Revolving Credit Commitments................................................................... 33
         2.2  Canadian Revolving Credit Commitments............................................................. 33
         2.3  US Revolving Credit Notes......................................................................... 34
         2.4  Procedure for US Revolving Credit Borrowing....................................................... 34
         2.5  Procedure for C$ Prime Loan Revolving Credit Borrowing............................................ 35
         2.6  Fees   ........................................................................................... 35
         2.7  Termination or Reduction of Revolving Credit Commitments.......................................... 36
         2.8  US Term Loans..................................................................................... 38
         2.9  Canadian  Term Loans.............................................................................. 38
         2.10  US Tranche A Term Notes and Repayment............................................................ 38
         2.11  US Tranche B Term Notes and Repayment............................................................ 39
         2.12  US Tranche C Term Notes and Repayment............................................................ 39
         2.13  Canadian Tranche A Term Repayment................................................................ 40
         2.14  Canadian Tranche C Term Notes.................................................................... 40
         2.15  Procedure for Term Loan Borrowing................................................................ 41
         2.16  Repayment of Loans............................................................................... 42
         2.17  Bankers' Acceptances............................................................................. 43
         2.18  Circumstances Making Bankers' Acceptances Unavailable............................................ 47

SECTION 3.  LETTERS OF CREDIT................................................................................... 47
         3.1  L/C Commitments................................................................................... 47
         3.2  Procedure for Issuance of Letters of Credit....................................................... 48
         3.3  Fees, Commissions and Other Charges............................................................... 49
         3.4  L/C Participations................................................................................ 50
         3.5  L/C Reimbursement Obligations of the Borrower..................................................... 51
         3.6  Obligations Absolute.............................................................................. 52
         3.7  Letter of Credit Payments......................................................................... 53
         3.8  Application....................................................................................... 53

SECTION 4.  GENERAL PROVISIONS.................................................................................. 53
         4.1  Interest Rates and Payment Dates.................................................................. 53
         4.2  Optional Prepayments.............................................................................. 54
         4.3  Mandatory Prepayments and Reduction of Revolving Credit Commitments............................... 55
         4.4  Conversion and Continuation Options............................................................... 60
         4.5  Minimum Amounts and Maximum Number of Tranches.................................................... 61
         4.6  Computation of Interest and Fees.................................................................. 62
         4.7  Inability to Determine Interest Rate.............................................................. 62

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         4.8  Pro Rata Treatment and Payments................................................................... 63
         4.9  Illegality........................................................................................ 64
         4.10  Requirements of Law.............................................................................. 64
         4.11  Taxes ........................................................................................... 66
         4.12  Indemnity........................................................................................ 68

SECTION 5.  REPRESENTATIONS AND WARRANTIES...................................................................... 68
         5.1  Financial Condition............................................................................... 68
         5.2  No Change......................................................................................... 69
         5.3  Corporate Existence; Compliance with Law.......................................................... 70
         5.4  Corporate Power; Authorization; Enforceable Obligations........................................... 70
         5.5  No Legal Bar...................................................................................... 70
         5.6  No Material Litigation............................................................................ 71
         5.7  No Default........................................................................................ 71
         5.8  Ownership of Property; Liens...................................................................... 71
         5.9  Advertising Displays.............................................................................. 71
         5.10  No Burdensome Restrictions....................................................................... 71
         5.11  Taxes ........................................................................................... 71
         5.12  Federal Regulations.............................................................................. 72
         5.13  ERISA ........................................................................................... 72
         5.14  Investment Company Act; Other Regulations........................................................ 73
         5.15  Subsidiaries..................................................................................... 73
         5.16  Purpose of Loans................................................................................. 73
         5.17  Environmental Matters............................................................................ 74
         5.18  Regulation H..................................................................................... 75
         5.19  Solvency......................................................................................... 75
         5.20  Material Agreements.............................................................................. 75
         5.21  Purchase Agreement............................................................................... 75
         5.22  Intellectual Property............................................................................ 76
         5.23  No Material Misstatements........................................................................ 76

SECTION 6.  CONDITIONS PRECEDENT................................................................................ 76
         6.1  Conditions to Initial Loans....................................................................... 76
         6.2  Conditions to Each Extension of Credit............................................................ 81

SECTION 7.  AFFIRMATIVE COVENANTS............................................................................... 82
         7.1  Financial Statements.............................................................................. 82
         7.2  Certificates; Other Information................................................................... 82
         7.3  Payment of Obligations............................................................................ 83
         7.4  Conduct of Business and Maintenance of Existence.................................................. 84
         7.5  Maintenance of Property; Insurance................................................................ 84
         7.6  Inspection of Property; Books and Records; Discussions............................................ 84
         7.7  Notices........................................................................................... 84
         7.8  Environmental Laws................................................................................ 86
         7.9  Lease Renewals.................................................................................... 86
         7.10  Additional Collateral............................................................................ 86

                                     - ii -
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
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         7.11  Key Man Life Insurance........................................................................... 87
         7.12  Interest Rate Protection......................................................................... 88
         7.13  Canadian Pension Plans........................................................................... 88
SECTION 8.  NEGATIVE COVENANTS.................................................................................. 88
         8.1  Financial Condition Covenants..................................................................... 88
         8.2  Limitation on Indebtedness........................................................................ 89
         8.3  Limitation on Liens............................................................................... 90
         8.4  Limitation on Guarantee Obligations............................................................... 92
         8.5  Limitation on Fundamental Changes................................................................. 92
         8.6  Limitation on Sale of Assets...................................................................... 92
         8.7  Limitation on Leases.............................................................................. 94
         8.8  Limitation on Dividends........................................................................... 94
         8.9  Limitation on Capital Expenditures................................................................ 94
         8.10  Limitation on Investments, Loans and Advances.................................................... 94
         8.11  Limitation on Optional Payments and Modifications of Debt Instruments............................ 95
         8.12  Limitation on Transactions with Affiliates....................................................... 95
         8.13  Limitation on Sales and Leasebacks............................................................... 95
         8.14  Limitation on Changes in Fiscal Year............................................................. 95
         8.15  Limitation on Negative Pledge Clauses............................................................ 96
         8.16  Limitation on Lines of Business.................................................................. 96

SECTION 9.  EVENTS OF DEFAULT................................................................................... 96

SECTION 10.  THE ADMINISTRATIVE AGENTS..........................................................................100
         10.1  Appointment......................................................................................100
         10.2  Delegation of Duties.............................................................................100
         10.3  Exculpatory Provisions...........................................................................101
         10.4  Reliance by Administrative Agent.................................................................101
         10.5  Notice of Default................................................................................101
         10.6  Non-Reliance on Administrative Agents and Other Lenders..........................................102
         10.7  Indemnification..................................................................................102
         10.8  Administrative Agents in Their Individual Capacities.............................................103
         10.9  Successor Administrative Agent...................................................................103
         10.10  Releases of Guarantees and Collateral...........................................................103

SECTION 11.  MISCELLANEOUS......................................................................................103
         11.1  Amendments and Waivers...........................................................................103
         11.2  Notices..........................................................................................106
         11.3  No Waiver; Cumulative Remedies...................................................................106
         11.4  Survival of Representations and Warranties.......................................................107
         11.5  Payment of Expenses and Taxes....................................................................107
         11.6  Successors and Assigns; Participations and Assignments...........................................108
         11.7  Adjustments; Set-off.............................................................................110
         11.8  Counterparts.....................................................................................111
         11.9  Severability.....................................................................................111
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                                     - iii -
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         11.10  Integration.....................................................................................111
         11.11  GOVERNING LAW...................................................................................112
         11.12  Submission To Jurisdiction; Waivers.............................................................112
         11.13  Acknowledgements................................................................................112
         11.14  WAIVERS OF JURY TRIAL...........................................................................113
         11.15  Confidentiality.................................................................................113


SCHEDULES

SCHEDULE 1.1A           Commitments; Lending Offices;
                                 Addresses for Notice
SCHEDULE 1.1B           Pricing Grid
SCHEDULE 1.1C           Mortgage Locations
SCHEDULE 5.2            Dividends, etc.
SCHEDULE 5.3            Foreign Jurisdictions
SCHEDULE 5.9            Advertising Displays
SCHEDULE 5.15           Subsidiaries
SCHEDULE 5.20           Material Agreements
SCHEDULE 6.1(g)         Schedule of Uses
SCHEDULE 8.2            Indebtedness
SCHEDULE 8.3            Liens
SCHEDULE 8.12           Affiliated Transactions

EXHIBITS

EXHIBIT A-1             Form of US Revolving Credit Note
EXHIBIT A-2             Form of US Tranche A Term Note
EXHIBIT A-3             Form of US Tranche B Term Note
EXHIBIT A-4             Form of US Tranche C Term Note
EXHIBIT A-5             Form of Canadian Tranche C Term Note
EXHIBIT B-1             Form of US Guarantee and Collateral Agreement
EXHIBIT B-2             Form of Canadian Security Documents
EXHIBIT C-1             Form of Fee Mortgage
EXHIBIT C-2             Form of Leasehold Mortgage
EXHIBIT D-1             Form of Borrower's Counsel Opinion
EXHIBIT D-2             Form of Opinion of Borrower's Canadian Counsel
EXHIBIT D-3             Form of Local Counsel Opinion
EXHIBIT E               Form of Assignment and Acceptance
EXHIBIT F               Form of Draft

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 22, 1996 (this "Agreement"), among OUTDOOR SYSTEMS, INC., a Delaware corporation (the "Company"), 3284085 CANADA INC., a Canadian corporation (such corporation, and, upon the consummation thereof, the corporation resulting from the amalgamation of 3284085 Canada Inc. and Mediacom Inc. as described in the Recitals below, the "Canadian Borrower"; together with the Company, the "Borrowers"), the several banks and other financial institutions (collectively, the "Lenders") from time to time parties hereto, and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as US Administrative Agent (as defined below), and CANADIAN IMPERIAL BANK OF COMMERCE, as Canadian Administration Agent (as defined below).


                              W I T N E S S E T H :


                  WHEREAS, pursuant to the First Amended and Restated Credit Agreement, dated as of December 14, 1994 (as amended by the First Amendment, dated as of December 31, 1994, the "Existing Credit Agreement"), among the several banks and other financial institutions parties thereof and CIBC Inc., as administrative agent, such lenders have agreed to make, and have made, certain loans and other extensions of credit to the Company;

                  WHEREAS, the Company and CIBC Inc. entered into the Second Amended and Restated Credit Agreement, dated as of July 9, 1996 (as amended, the "Restated Existing Credit Agreement"), which contemplated funding thereunder subject to the conditions precedent set forth in subsection 6.1 hereof;

                  WHEREAS, pursuant to the Asset Purchase Agreement, dated as of July 9, 1996 (as amended, supplemented or modified from time to time, the "Purchase Agreement"), among Gannett Co., Inc., Combined Communications Corporation, Gannett Transit, Inc., Gannett Outdoor Co. of Texas, Shelter Media Communications, Inc., Gannett International Communications, Inc. (collectively, the "Sellers") and the Company, the Company has agreed to acquire (the "Acquisition"), and the Sellers have agreed to sell, substantially all of the assets of the Sellers used in connection with the Seller's outdoor advertising, transit and shelter operations (with exceptions as set forth in the Purchase Agreement) and all the shares of the issued and outstanding Capital Stock of New York Subways Advertising Co., Inc. and Mediacom Inc., a Canadian corporation (collectively, the "Division");

                  WHEREAS, the Company has formed 3284085 Canada Inc. for the purpose of consummating that part of the Acquisition that involves Mediacom Inc.; 3284085 Canada Inc. will borrow hereunder funds to pay to the Sellers that part of the consideration for the Acquisition that is payable in connection with the acquisition of Mediacom Inc., and, in connection with the Acquisition and immediately thereafter, 3284085 Canada Inc. and Mediacom Inc. will be amalgamated and the term "Canadian Borrower" will thereafter refer to the resultant corporation; and

                  WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agents enter into this Third Amended and Restated Credit Agreement, to provide a source of funds to enable the Company to consummate the Acquisition, to repurchase its Senior Notes and to assist the Borrowers in financing their working capital requirements following the Acquisition and to modify the Restated Existing Credit Agreement in certain other respects;

                  NOW THEREFORE, the parties hereto hereby agree that the Existing Credit Agreement and the Restated Existing Credit Agreement are amended and restated in their entireties as follows:


                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": on any particular date, a rate of interest per annum equal to the highest of:

                  (a) the rate of interest most recently announced by CIBC as its Base Rate (the "CIBC Base Rate");

                  (b)      the Federal Funds Rate for such date plus 1%; and

                  (c) the C/D Published Moving Rate most recently determined by CIBC plus 1%.

         The CIBC Base Rate is not necessarily intended to be the lowest rate of interest charged by CIBC in connection with extensions of credit.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Acceptance Fee": the fee payable in C$ to each C$ Lender in respect of Bankers' Acceptances computed in accordance with subsection 2.17(e).

                  "Acquisition": as defined in the recitals hereto.

                  "Adjustment Date": each date on or after June 30, 1997 that is the second Business Day following receipt by the Lenders of both (i) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, for the most recently completed fiscal period and (ii) the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.

                  "Administrative Agents": the collective reference to the US Administrative Agent and the Canadian Administrative Agent.

                  "Advertising Displays": all posters, signs, billboards and other outdoor advertising displays and related sites therefor owned or leased (as lessee) by the Company and its Subsidiaries.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agreement": this Third Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Aggregate Outstanding Canadian Revolving Extensions of Credit": as to any Canadian Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Canadian Revolving Credit Loans made or, in the case of Bankers' Acceptances, purchased or accepted, by such Canadian Revolving Credit Lender then outstanding and (b) such Lender's Canadian Revolving Credit Commitment Percentage of the Canadian L/C Obligations then outstanding.

                  "Aggregate Outstanding US Revolving Extensions of Credit": as to any US Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all US Revolving Credit Loans made by such US Revolving Credit Lender then outstanding and (b) such Lender's US Revolving Credit Commitment Percentage of the US L/C Obligations then outstanding.

                  "Applicable BA Discount Rate": with respect to any C$ Lender, as applicable to a Bankers' Acceptance being purchased by such C$ Lender on any day, the CDOR Rate in effect on such day with respect to such Bankers' Acceptance.

                  "Applicable Margin": (a) as applied to a given Type of Tranche C Term Loan, the rate per annum set forth under the relevant column heading below:

                              ABR Loans           Eurodollar Loans
                              ---------           ----------------
                                2.50%                  3.50%;

         and (b) as applied to a given Type of Revolving Credit Loan or Tranche A Term Loan or US Tranche B Term Loan, the rate per annum determined as follows: during the period from the Closing Date until the first Adjustment Date, the Applicable Margin in respect of (1) Revolving Credit Loans and Tranche A Term Loans shall equal (i) with respect to ABR Loans and C$ Prime Loans, 2.25% per annum and (ii) with respect to Eurodollar Loans and Bankers' Acceptance borrowings, 3.25% per annum or
         (2) US Tranche B Term Loans shall equal (i) with respect to ABR Loans, 2.50% per annum and (ii) with respect to Eurodollar Loans, 3.50% per annum; provided such Applicable Margins will be adjusted on each Adjustment Date to the applicable rate per annum set forth under the heading "ABR Loans/C$ Prime Loans Applicable Margin" or "Eurodollar Loans/Bankers' Acceptance Applicable Margin" on Schedule 1.1B which corresponds to the Total Leverage Ratio determined from the financial statements and Compliance Certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; provided, further that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then

                           (a) if such financial statements and Compliance
                  Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then the Applicable Margins in respect of Revolving Credit Loans, Tranche A Term Loans and US Tranche B Term Loans during the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (c) below, be the Applicable Margin as so increased;

                           (b) if such financial statements and Compliance
                  Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then such decrease in the Applicable Margin shall not become applicable until the date upon which such financial statements and Compliance Certificate actually are delivered; and

                           (c) if such financial statements and Compliance
                  Certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which such financial statements and Compliance Certificate actually are delivered, the Applicable Margin in respect of (i) Revolving Credit Loans and Tranche A Term Loans shall be 2.25% per annum, in the case of ABR Loans and C$ Prime Loans, and 3.25% per annum, in the case of Eurodollar Loans and Bankers' Acceptance borrowings, and (ii) US Tranche B Term Loans shall be 2.50% per annum, in the case of ABR Loans and C$ Prime Loans, and 3.50% per annum, in the case of Eurodollar Loans and Bankers' Acceptance borrowings.

                  "Application": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

                  "Assignee": as defined in subsection 11.6(c).

                  "Available Canadian Revolving Credit Commitment": as to any Canadian Revolving Credit Lender, at any time, an amount equal to the excess, if any, of (a) such Canadian Revolving Credit Lender's Canadian Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of all Canadian Revolving Credit Loans made by such Lender then outstanding and (ii) such Lender's Canadian Revolving Credit Commitment Percentage of the Canadian L/C Obligations then outstanding.

                 "Available US Revolving Credit Commitment": as to any US Revolving Credit Lender, at any time, an amount equal to the excess, if any, of (a) such US Revolving Credit Lender's US Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of all US Revolving Credit Loans made by such Lender then outstanding and
         (ii) such Lender's US Revolving Credit Commitment Percentage of the US L/C Obligations then outstanding.

                  "BA Discount Proceeds": in respect of any Bankers' Acceptance to be purchased by a C$ Lender on any day under subsection 2.17, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing:

                  (a) the face amount of such Bankers' Acceptance; by

                  (b) the sum of one plus the product of:

                           (i) the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

                           (ii) a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptance and the denominator of which is 365;

                                    with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

                  "Bankers' Acceptance": a bill of exchange denominated in C$ drawn by the Canadian Borrower and accepted by a C$ Lender pursuant to subsection 2.17.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.4, 2.5, 2.15, 2.17 or 3.2 as a date on which a Borrower requests certain of the Lenders to make Loans hereunder or the applicable Issuing Lender to issue Letters of Credit hereunder.

                  "Bridge Preferred Stock": the Senior Increasing Rate Cumulative Preferred Stock, Series A, to be issued by the Company and having the terms set forth in the Certificate of Designations substantially in the form of Exhibit 1 to the Securities Purchase Agreement, dated July 9, 1996, among the Company and CIBC WG Argosy Merchant Fund 2, L.L.C.

                  "Bridge Preferred Warrants": the warrants for the purchase of common stock of the Company to be issued under a Warrant Agreement to be entered into among the Company and the Warrant Agent thereunder, substantially in the form of Exhibit 3 to the Securities Purchase Agreement, dated July 9, 1996, among the Company and CIBC WG Argosy Merchant Fund 2, L.L.C

                  "Bridge Take-Out Date": the date on which Take-Out Securities (as defined in the Subordinated Bridge Agreement) are issued to refinance the entire outstanding amount of Indebtedness under the Subordinated Bridge Agreement, and such Indebtedness is so refinanced thereby, if such date occurs prior to the Conversion Date (as defined in the Subordinated Bridge Agreement), provided that such Take-Out Securities (i) have no maturity, mandatory redemption, repurchase or defeasance, or sinking fund requirement falling due prior to the ninth anniversary of the Closing Date and (ii) bear interest at a rate per annum not in excess of 13.5% per annum and that such Take-Out Securities have other material terms no more restrictive on nor less favorable to the Company than those set forth in the Senior Subordinated Indenture.

                  "Business": as defined in subsection 5.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City and Toronto are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, "Business Day" shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, Toronto and New York City.

                  "Canadian Administrative Agent": Canadian Imperial Bank of Commerce, together with its affiliates, as the administrative agent for the C$ Lenders and the Canadian Tranche C Lenders under this Agreement and the other Loan Documents.

                  "Canadian Dollars" or "C$": lawful currency of Canada.

                  "Canadian Exchange Rate": on a particular date, the rate at which C$ may be exchanged into US Dollars, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen page BOFC. In the event that such rate does not appear on such Reuters page, the "Canadian Exchange Rate" shall be determined by reference to any other means (as selected by the Canadian Administrative Agent) by which such rate is quoted or published from time to time by the Bank of Canada (in each case as in effect at or about 12:00 Noon, Local Time, on the Business Day immediately preceding the relevant date of determination); provided, that if at the time of any such determination, for any reason, no such exchange rate is being quoted or published, the Canadian Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be prima facie evidence of the accuracy thereof.

                  "Canadian Issuing Lender": CIBC, in its capacity as issuer of any Canadian Letter of Credit.

                  "Canadian L/C Commitment": C$7,000,000.

                  "Canadian L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Canadian Letters of Credit and (b) the aggregate amount of drawings under Canadian Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a).

                  "Canadian L/C Participants": the collective reference to all the Canadian Revolving Credit Lenders other than the Canadian Issuing Lender.

                  "Canadian L/C Reimbursement Obligation": the obligation of the Canadian Borrower to reimburse the Canadian Issuing Lender pursuant to subsection 3.5(a) for amounts drawn under Canadian Letters of Credit.

                  "Canadian Lending Office": as to each C$ Lender, the office in Canada specified as the "Canadian Lending Office" of such Lender on
         Schedule 1.1A or in an Assignment and Acceptance or such other office in Canada as may be designated by such Lender by written notice to the Company and the Canadian Administrative Agent.

                  "Canadian Letters of Credit": as defined in subsection 3.1(b).

                  "Canadian Pension Plan": any plan, program, arrangement or understanding that is a pension plan for the purposes of any applicable pension benefits or tax laws of Canada (whether or not registered under any such laws) which is maintained or contributed to by (or to which there is or may be an obligation to contribute of), any Borrower or any Subsidiary of the Company in respect of any person's employment in Canada or a province or territory thereof with the Company or any Subsidiary of the Company and all related agreements, arrangements and understandings in respect of, or related to, any benefits to be provided thereunder or the effect thereof on any other compensation or remuneration of any employee.

                  "Canadian Revolving Credit Commitment": as to any Canadian Revolving Credit Lender, its obligation to make C$ Loans to, to purchase Bankers' Acceptances from, and/or issue or participate in Canadian Letters of Credit issued on behalf of, the Canadian Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth under such Canadian Revolving Credit Lender's name on Schedule

         1.1A opposite the heading "Canadian Revolving Credit Commitment" or, in the case of any Lender that is an Assignee, the amount of the assigning Lender's Canadian Revolving Credit Commitment assigned to such Assignee pursuant to subsection 11.6 (in each case as such amount may be adjusted from time to time as provided herein).

                  "Canadian Revolving Credit Commitment Percentage": as to any Canadian Revolving Credit Lender, the percentage of the aggregate Canadian Revolving Credit Commitments constituted by its Canadian Revolving Credit Commitment (or, if the Canadian Revolving Credit Commitments have terminated or expired, the percentage which (i) the sum of (a) the aggregate principal amount of such Lender's then outstanding Canadian Revolving Credit Loans plus (b) such Lender's interests in the aggregate Canadian L/C Obligations then outstanding then constitutes of (ii) the sum of (a) the aggregate Canadian Revolving Credit Loans made, purchased or accepted by the Canadian Revolving Credit Lenders then outstanding plus (b) the aggregate Canadian L/C Reimbursement Obligations then outstanding).

                  "Canadian Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Canadian Revolving Credit Commitment Termination Date.

                  "Canadian Revolving Credit Commitment Termination Date": the earlier of (a) December 31, 2001 or, if such date is not a Business Day, the Business Day next preceding such date and (b) the date upon which the Canadian Revolving Credit Commitments shall be terminated pursuant hereto.

                  "Canadian Revolving Credit Lender": any Lender having a Canadian Revolving Credit Commitment or that holds outstanding Canadian Revolving Credit Loans or Canadian L/C Obligations hereunder.

                  "Canadian Revolving Credit Loans": as defined in subsection
         2.2.

                  "Canadian Security Documents": the collective reference to the Canadian Demand Debenture, Canadian Debenture Pledge Agreement and the Hypothec, and all other security documents hereafter delivered to the Canadian Administrative Agent granting a Lien on any asset or assets of the Canadian Borrower or any Canadian Subsidiary to secure the obligations and liabilities of the Canadian Borrower hereunder and under any of the other Loan Documents or to secure any guarantee, if any, by any Canadian Subsidiary of any such obligations and liabilities.

                  "Canadian Subsidiary": any Subsidiary of the Canadian Borrower that is incorporated or organized under the laws of Canada or any province thereof.

                  "Canadian Term Loan": as defined in subsection 2.9.

                  "Canadian Term Loan Lenders": the collective reference to the Canadian Tranche A Term Loan Lenders and the Canadian Tranche C Term Loan Lenders.

                  "Canadian Tranche A Maturity Date": December 31, 2000.

                  "Canadian Tranche A Term Loan Commitment": as to any Canadian Tranche A Term Loan Lender, its obligation to make a C$ Loan to, or purchase Bankers' Acceptances from, the Canadian Borrower on the Closing Date pursuant to subsection 2.9 in an amount equal to the amount set forth under such Canadian Tranche A Term Loan Lender's name in Schedule 1.1A opposite the heading "Canadian Tranche A Term Loan Commitment"; collectively, the "Canadian Tranche A Term Loan Commitments".

                  "Canadian Tranche A Term Loan Commitment Percentage": as to any Canadian Tranche A Term Loan Lender, the percentage of the aggregate Canadian Tranche A Term Loan Commitments constituted by its Canadian Tranche A Term Loan Commitment or, following the Closing Date, the percentage of the aggregate outstanding Canadian Tranche A Term Loans constituted by its Canadian Tranche A Term Loan.

                  "Canadian Tranche A Term Loan Lender": any Lender having a Canadian Tranche A Term Loan Commitment hereunder or that holds outstanding Canadian Tranche A Term Loans.

                  "Canadian Tranche A Term Loan": as defined in subsection 2.9.

                  "Canadian Tranche C Maturity Date": December 31, 2003.

                  "Canadian Tranche C Term Loan Commitment": as to any Canadian Tranche C Term Loan Lender, its obligation to make a US$ Loan to the Canadian Borrower on the Closing Date pursuant to subsection 2.9 in an amount equal to the amount set forth under such Canadian Tranche C Term Loan Lender's name in Schedule 1.1A opposite the heading "Canadian Tranche C Term Loan Commitment"; collectively, the "Canadian Tranche C Term Loan Commitments".

                  "Canadian Tranche C Term Loan Commitment Percentage": as to any Canadian Tranche C Term Loan Lender, the percentage of the aggregate Canadian Tranche C Term Loan Commitments constituted by its Canadian Tranche C Term Loan Commitment or, following the Closing Date, the percentage of the aggregate outstanding Canadian Tranche C Term Loans constituted by its Canadian Tranche C Term Loan.

                  "Canadian Tranche C Term Loan Lender": any Lender having a Canadian Tranche C Term Loan Commitment hereunder or that holds outstanding Canadian Tranche C Term Loans.

                  "Canadian Tranche C Term Loan": as defined in subsection 2.9.

                  "Canadian Tranche C Term Note": as defined in subsection 2.14(a).

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof or by Canada or any province thereof (provided that the full faith and credit of the United States or Canada or any province thereof is pledged in support thereof) having maturities of not more than 30 days from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than 30 days from the date of acquisition of any Lender or of any commercial bank incorporated in the United States or Canada of recognized standing the senior unsecured long-term debt of which is rated at least A or the equivalent thereof by Standard & Poor's Ratings Services ("S&P") or A2 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") or at least A or the equivalent thereof by Canadian Bond Rating Service Limited or at least A Middle or the equivalent thereof by Dominion Bond Rating Service Limited, and having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, and (iv) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's or the equivalent thereof by Canadian Bond Rating Service Limited or at least R-I (Middle or High) or the equivalent thereof by Dominion Bond Rating Service Limited, and in any case maturing within 30 days after the date of acquisition.

                  "C$ Equivalent": on any date of determination, with respect to any amount in US$, the equivalent in C$ of such amount determined by the Canadian Administrative Agent using the US$ Exchange Rate then in effect.

                  "C$ Lender": each Canadian Revolving Credit Lender and Canadian Tranche A Lender.

                  "C$ Loans": the collective reference to Canadian Revolving Credit Loans and Canadian Tranche A Term Loans; for the purposes of this Agreement, the principal amount of any C$ Loan constituting a Bankers' Acceptance shall be deemed to be the undiscounted face amount of such Bankers' Acceptance.

                  "C$ Prime Loans": C$ Loans at such time as they bear interest at a rate based upon the C$ Prime Rate.

                  "C$ Prime Rate": with respect to a C$ Prime Loan, on any day, the greater of (a) the annual rate of interest announced from time to time by CIBC as its reference rate then in effect for determining interest rates on C$ denominated commercial loans in Canada and (b) the annual rate of interest equal to the sum of (i) the CDOR Rate for such day and (ii) 0.50% per annum.

                  "CDOR Rate": on any date, the per annum rate of interest which is the rate based on the rate applicable to C$ bankers' acceptances for a term of 30 days (in the case of the definition of "C$ Prime Rate") or for a term equivalent to the term of the relevant Bankers' Acceptances (in the case of the definition of "Applicable BA Discount Rate") appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) for acceptances of Schedule I banks under the Bank Act (Canada) as of 10:00 A.M., Local Time, on such date, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, that if no such rate appears on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the term and amount referred to above applicable to C$ bankers' acceptances quoted by CIBC as of 10:00 A.M., Local Time, on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.

                  "C/D Published Moving Rate": on any particular date, the latest three-week moving average of daily secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market lenders, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly for the three-week period ending on the previous Friday by the US Administrative Agent on the basis of:

                           (a) such rates reported by certificate of deposit
                  dealers to and published by the Federal Reserve Bank of New York (as adjusted for reserves and assessments in the same manner as the C/D Quoted Rate); or

                           (b) if such publication shall be suspended or
                  terminated, the C/D Quoted Rate determined by the US Administrative Agent on the basis of quotations for such rates by the US Administrative Agent.

                  "C/D Quoted Rate": relative to any determination of the C/D Published Moving Rate in circumstances when publication of the rates referred to in clause (a) of the definition thereof has been suspended or terminated, the rate of interest per annum determined by the US Administrative Agent to be the sum (rounded upward to the nearest 1/16th of 1%) of:

                           (a) the rate obtained by dividing (i) the average
                  (rounded upward to the nearest 1/16th of 1%) of the bid rates quoted to the US Administrative Agent, in CIBC's domestic secondary market at approximately 10:00 A.M., New York City time (or as soon thereafter as practicable), from time to time by three certificate of deposit dealers of recognized standing selected by the US Administrative Agent in its reasonable discretion for the purchase at face value of three-month certificates of deposit of CIBC in an amount approximately equal or comparable to the amount of CIBC's portion of the US$ Loans outstanding hereunder with respect to which the C/D Quoted Rate is being determined by (ii) a percentage equal to 100% minus the average of the daily percentages specified during such period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for a member bank of the Federal Reserve System in respect of liabilities consisting of or including (among other liabilities) three-month Dollar nonpersonal time deposits in the United States; and

                           (b) the daily average during such period of the net
                  annual assessment rates estimated by the US Administrative Agent for determining the then current annual assessment payable by CIBC to the FDIC for FDIC's insuring Dollar deposits of CIBC in the United States.

                  "CIBC": Canadian Imperial Bank of Commerce, a Canadian chartered bank, or one or more of its agencies, branches or affiliates in its or their respective capacity or capacities, as the case may be, as a Lender or Lenders hereunder.

                  "Class": when used with respect to any Loans, refers to whether such Loans constitute US Revolving Credit Loans, US Tranche A Term Loans, US Tranche B Term Loans, US Tranche C Term Loans, Canadian Revolving Credit Loans, Canadian Tranche A Loans or Canadian Tranche C Loans, and, for purposes of this definition, the US L/C Reimbursement Obligations shall be deemed to be part of the Class which includes the US Revolving Credit Loans, and the Canadian L/C Reimbursement Obligations shall be deemed to be part of the Class which includes the Canadian Revolving Credit Loans.

                  "Closing Date": the date on which the conditions precedent set forth in subsection 6.1 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitments": the collective reference to the Revolving Credit Commitments, the Term Loan Commitments and the L/C Commitments; individually, a "Commitment".

                  "Commitment Percentage": as to any Lender, the percentage of the aggregate Revolving Credit Commitments and Term Loan Commitments constituted by such Lender's Revolving Credit Commitment and Term Loan Commitment, or, following the Closing Date, the percentage representing a fraction the numerator of which is the sum of (i) the aggregate principal amount of such Lender's Term Loans then outstanding plus (ii) the US Revolving Credit Commitment of such Lender (or, following the termination or expiration of the US Revolving Credit Commitments, the sum of (x) the aggregate principal amount of such Lender's US Revolving Credit Loans then outstanding plus (y) such Lender's US Revolving Commitment Percentage of all

         US L/C Obligations then outstanding) plus (iii) the Canadian Revolving Credit Commitment of such Lender (or, following the termination or expiration of the Canadian Revolving Credit Commitments, the sum of (x) the aggregate principal amount of such Lender's Canadian Revolving Credit Loans then outstanding plus (y) such Lender's Canadian Revolving Commitment Percentage of all Canadian L/C Obligations then outstanding), and the denominator of which is the sum of (i) the aggregate principal amount of Term Loans of all Lenders then outstanding plus (ii) the aggregate Revolving Credit Commitments of all Lenders (or, following the termination or expiration of the Revolving Credit Commitments, the sum of (x) the aggregate principal amount of all Revolving Credit Loans then outstanding plus (y) the aggregate principal amount of all L/C Obligations then outstanding); all amounts denominated in C$ shall be included in any computations pursuant to this definition at the US$ Equivalent thereof.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414(b) or (c) of the Code.

                  "Compliance Certificate":  as defined in subsection 7.2(b).

                  "Consolidated Current Assets": on any date, with respect to the Company and its Subsidiaries on a consolidated basis, all assets of the Company and its Subsidiaries on such date which would, in accordance with GAAP, be classified on a consolidated balance sheet of the Company as "current assets".

                  "Consolidated Current Liabilities": on any date, with respect to the Company and its Subsidiaries on a consolidated basis, all liabilities of the Company and its Subsidiaries on such date which, in accordance with GAAP, would be classified on a consolidated balance sheet of the Company as "current liabilities".

                  "Consolidated Fixed Charges": for any period, an amount equal to the sum of (a) scheduled payments of principal of the Term Loans during such period, (b) the excess, if any, of the aggregate principal amount of Revolving Credit Loans outstanding on the first day of such period over the maximum aggregate amount of the Revolving Credit Commitments on the last day of such period, giving effect to the reductions required under subsection 2.7(b) but not to any reductions thereof made during such period pursuant to subsection 2.7(a) or subsection 4.3, (c) Consolidated Interest Expense for such period, (d) capital expenditures made by the Company and its

         Subsidiaries during such period as permitted by subsection 8.9 and (e) taxes based upon income deducted in determining Consolidated Net Income for such period.

                  "Consolidated Interest Expense": for any period, the amount paid in cash during such period in respect of interest expense of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property (net of income from sub-leases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of such leases), excluding, however, obligations under Financing Leases and leases in respect of Advertising Displays.

                  "Consolidated Net Income": for any period, the net income (or deficit) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Operating Cash Flow": for any period, an amount equal to the sum of (a) the Consolidated Net Income for such period, disregarding all items (other than actual cash losses) which should be classified as extraordinary, unusual or non-recurring and proceeds from the sale of assets, all determined on a consolidated basis in accordance with GAAP, plus (b) all amounts deducted in computing such Consolidated Net Income in respect of (i) Consolidated Interest Expense (after giving effect to all Hedging Agreements and payments and receipts thereunder), (ii) non-cash amortization expense (including amortization of noncurrent assets and non-cash charges relating to billboard removal), (iii) depreciation and (iv) income taxes.

                  "Consolidated Working Capital": on any date, with respect to the Company and its Subsidiaries on a consolidated basis, the Consolidated Current Assets (other than cash and Cash Equivalents) of the Company and its Subsidiaries on such date, minus the Consolidated Current Liabilities (other than the current portion of long term Indebtedness) of the Company and its Subsidiaries on such date.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Denver Disposition": the sale by the Company of all or substantially all of the outdoor advertising assets of the Company that, prior to the Closing Date and without giving effect to the Acquisition, serve the Denver, Colorado advertising market.

                  "Designated Holder": each of (i) William S. Levine, any trust solely for the benefit of Mr. Levine or his immediate family members, or any partnership all the ownership interests in which are beneficially owned or controlled by any of the foregoing, and (ii) Arthur R. Moreno, any trust solely for the benefit of Mr. Moreno or his immediate family members, or any partnership all the ownership interests in which are beneficially owned or controlled by any of the foregoing; provided that with respect to any such trust or partnership either Mr. Levine or Mr. Moreno, as the case may be, shall at all times directly or indirectly have the exclusive power to direct the voting of the shares of Capital Stock of the Company held by such trust or partnership.

                  "Division": as defined in the recitals hereto.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Draft": a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), in substantially the form set forth in Exhibit F, drawn by the Canadian Borrower on a C$ Lender, denominated in C$ and bearing such distinguishing letters and numbers as such C$ Lender may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by such C$ Lender.

                  "Drawing": the creation and purchase of Bankers' Acceptances and/or the purchase of completed Drafts, by the C$ Lenders pursuant to subsection 2.17.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, including, without limitation, CERCLA; RCRA; the Hazardous Materials Transportation Act, as amended, 49 U.S.C.
         Section 1801 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act,

         15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and Community Right-To-Know-Act of 1986, 42 U.S.C. Section 11001 et seq.; any applicable state and local or foreign counterparts or equivalents; and any Canadian federal, provincial, municipal or local counterparts or equivalents thereof, including the Canadian Environmental Protection Act, as amended, the Environmental Protection Act (Ontario), as amended, and the Ontario Water Resources Act and any foreign counterparts or equivalents thereof; and the terms and conditions of any environmental permit issued pursuant to any Environmental Law to either Borrower or its Subsidiaries or any facility owned or operated by such Borrower or its Subsidiaries.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which CIBC is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                            Eurodollar Base Rate
                  ----------------------------------------
                  1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excess Cash Flow": with respect to any fiscal year of the Company, an amount equal to (a) Consolidated Net Income for such fiscal year, plus (b) amortization and depreciation for such fiscal year, plus
         (c) extraordinary, unusual or non-recurring losses for such fiscal year, minus (d) extraordinary, unusual or non-recurring gains for such fiscal year, minus (e) capital expenditures made in accordance with subsection 8.9 during such fiscal year, minus (f) payments of principal on Indebtedness resulting in a permanent reduction of such Indebtedness during such fiscal year (other than mandatory prepayments pursuant to subsection 4.3), minus (g) amounts arising from sales of assets permitted by subsection 8.6 during such fiscal year to the extent included in Consolidated Net Income and paid to the Lenders as a mandatory prepayment pursuant to subsection 4.3(c), minus (h) increases in Consolidated Working Capital for such fiscal year, plus (i) decreases in Consolidated Working Capital for such fiscal year.

                  "Existing Credit Agreement": as defined in the recitals hereto.

                  "Fee Mortgages": the Fee Mortgages to be executed and delivered by the Company and certain Subsidiaries of the Company on the Closing Date covering the assets listed on Schedule 1.1C under the heading "Fee Mortgage Properties", in substantially the form of Exhibit C-1 attached hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Federal Funds Rate": for any particular date, an interest rate per annum equal to the interest rate (rounded upward to the nearest 1/16th of 1%) offered in the interbank market to the US Administrative Agent as the overnight Federal Funds Rate at or about 10:00 A.M., New York City time, on such day (or, if such day is not a Business Day, for the next preceding Business Day).

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "GAAP": generally accepted accounting principles in the United States of America on the date hereof, except that, for purposes of subsection 7.1, such term shall mean such principles in effect from time to time.

                  "Governmental Authority": any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the National Association of Insurance Commissioners.

                  "Guarantee": each of (a) the US Guarantee and Collateral Agreement and (b) any other guarantee hereafter delivered to either Administrative Agent guaranteeing the obligations and liabilities of each of the Loan Parties hereunder or under any other Loan Documents, including, without limitation, any guarantee delivered pursuant to subsection 7.10.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds

         (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
         (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or indemnities issued in the ordinary course of business not to exceed $150,000 in the aggregate for all such indemnities. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

                  "Guarantor": any Person which is now or hereafter a party to a Guarantee.

                  "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law, including, without limitation, (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas in excess of four picocuries per liter; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

                  "Hedging Agreements": (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Company or any of its Subsidiaries is a party or a beneficiary and (b) any agreement or arrangement designed to limit or eliminate the risk and/or exposure of either of the Company or any of its Subsidiaries to fluctuations in currency exchange rates.

                  "Hedging Lender": any Lender, or any Affiliate of any Lender, which from time to time enters into a Hedging Agreement with either of the Company or any of its Subsidiaries.

                  "Houston Acquisition": the consummation of the acquisition of the outdoor advertising assets serving the Houston, Texas, market contemplated by the Option in respect thereof referred to in the Purchase Agreement in accordance with the terms thereof and receipt by the Administrative Agent of evidence satisfactory to it that all conditions precedent set forth in subsection 6.1 applicable to the assets subject to such acquisition and the transactions contemplated thereby have been satisfied to the same extent as if such assets and such transactions had been included in the Acquisition consummated on the Closing Date and covered by subsection 6.1 for the purposes thereof.

                  "Houston Disposition": the sale by the Company of either (i) all or a portion of the assets representing outdoor advertising assets serving the Houston, Texas, market or (ii) the sale by the Company of the option in respect thereof described in and in accordance with the Purchase Agreement.

                  "Hypothec": that certain agreement creating an immoveable and movable hypothec in respect of the immovable and movable property described therein, to be made by the Canadian Borrower in favor of the Canadian Administrative Agent on its behalf and as agent for the other Lenders named therein, substantially in the form thereof attached hereto as part of Exhibit B-2.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
         (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and in respect of unpaid reimbursement obligations with respect to drawings made under any letter of credit issued for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) for purposes of subsection 8.2 and Section 9(e), all obligations of such Person in respect of Hedging Agreements.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loan:

                                  (i) initially, the period commencing on the
                  borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or, if acceptable to each of the Lenders, twelve months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                                 (ii) thereafter, each period commencing on the
                  last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or, if acceptable to each of the Lenders, twelve months thereafter, as selected by the relevant Borrower by irrevocable notice to the applicable Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period that would otherwise extend
                  beyond (a) the US Revolving Credit Commitment Termination Date or the Canadian Revolving Credit Commitment Termination Date, as the case may be, (in the case of Revolving Credit Loans) shall end on the U.S. Revolving Credit Commitment Termination Date or Canadian Revolving Credit Commitment Termination Date, as the case may be, (b) the U.S. Tranche A Maturity Date or the Canadian Tranche A Maturity Date, as the case may be (in the case of the U.S. Tranche A Term Loans or the Canadian Tranche A Term Loans, as the case may be) shall end on the U.S. Tranche A Maturity Date or the Canadian Tranche A Maturity Date, as the case may be, (c) the US Tranche B Maturity Date (in the case of the US Tranche B Term Loans) shall end on the US Tranche B Maturity Date, or (d) the U.S. Tranche C Maturity Date or the Canadian Tranche C Maturity Date, as the case may be (in the case of the U.S. Tranche C Term Loans or the Canadian Tranche C Term Loans, as the case may be) shall end on the U.S. Tranche C Maturity Date or the Canadian Tranche C Maturity Date, as the case may be;

                           (3) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (4) each Borrower shall select Interest Periods so as
                  not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Interim Adjustments": for the first three full fiscal quarters of the Company following the Closing Date, the Total Leverage Ratio and the Senior Leverage Ratio shall be calculated by including in Consolidated Operating Cash Flow for the applicable four-quarter period the actual Consolidated Operating Cash Flow for the portion of such period of the Company and its Subsidiaries occurring prior to the Closing Date, on a pro forma basis assuming (i) that the Acquisition had been consummated on the first day of such period and (ii) adjustments to such pro forma Consolidated Operating Cash Flow for such pre-Closing period attributable to the Company's projected cost savings resulting from the Acquisition as determined by Deloitte & Touche LLP and reasonably acceptable to the US Administrative Agent.

                  "Issuing Lenders": the collective reference to the US Issuing Lender and the Canadian Issuing Lender.

                  "Leasehold Mortgages": the Leasehold Mortgages to be executed and delivered by the Company and certain Subsidiaries of the Company on the Closing Date with respect to the assets listed on Schedule 1.1C under the heading "Leasehold Mortgage Properties", in substantially the form attached hereto as Exhibit C-2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "L/C Commitments": the collective reference to the US L/C Commitments and the Canadian L/C Commitments.

                  "L/C Fee Payment Date": the last day of each March, June, September and December.

                  "L/C Obligations": the collective reference to the US L/C Obligations and the Canadian L/C Obligations.

                  "L/C Participants": the collective reference the US L/C Participants and the Canadian L/C Participants.

                  "L/C Participating Interest": with respect to any Letter of Credit (a) in the case of the Issuing Lender with respect thereto, its interest in such Letter of Credit and any Application relating thereto after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each L/C Participant, its undivided participating interest in such Letter of Credit and any Application relating thereto.

                  "L/C Reimbursement Obligations": the collective reference to the US L/C Reimbursement Obligations and the Canadian L/C Reimbursement Obligations.

                  "Letters of Credit": the collective reference to the US Letters of Credit and the Canadian Letters of Credit.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement (other than those provisions of the Company's Certificate of Incorporation in effect on the date hereof which provide for preferential rights of any class of the Company's preferred or common stock over any other class of the Company's preferred or common stock) of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made, including, in the case of C$ Loans, any Bankers' Acceptance purchased or accepted, by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, any Notes, the Applications, each Bankers' Acceptance, the Security Documents and each Guarantee.

                  "Loan Parties": the Company and each Subsidiary of the Company which is a party to a Loan Document.

                  "Majority Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or
         (b) the validity or enforceability of this Agreement, any of the Notes or any Application or any of the other Loan Documents or the rights or remedies of the Administrative Agents or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mortgages": the collective reference to each of the Mortgages executed and delivered by the Company pursuant to the Existing Credit Agreement, as amended by a Mortgage Supplement, and to each of the Fee Mortgages and the Leasehold Mortgages, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Mortgage Supplement": each amended and restated mortgage (or equivalent document, as each jurisdiction may require) amending each Mortgage (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, to be executed and delivered by the Company on the Closing Date, in substantially the form of Exhibit C-1 or C-2, as the case may be (as such form may be modified to reflect its character as an amendment and restatement).

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) with respect to any sale or other disposition of assets by the Company or any of its Subsidiaries, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition minus the sum of (i) the reasonable fees (including, without limitation, reasonable attorneys' fees), commissions and other out-of-pocket expenses (as evidenced by supporting documentation reasonably satisfactory to the Administrative Agent) incurred or paid for by the Company or such Subsidiary in connection with such sale or other disposition and (ii) federal, state and local taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter.

                  (b) with respect to any issuance, sale or other disposition of any Capital Stock or debt security by the Company or any of its Subsidiaries (other than to the Company or any of its Subsidiaries), the net amount equal to the aggregate amount received in cash in connection with such issuance, sale or other disposition minus the sum of (i) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Company or such Subsidiary in connection with such issuance, sale or other disposition and (ii) federal, state and local taxes incurred in connection with such issuance, sale or other disposition, whether payable at such time or thereafter.

                  "Non-Excluded Taxes": as defined in subsection 4.11.

                  "Notes": the collective reference to the U.S. Revolving Credit Notes and the Term Notes, if any.

                  "Obligations": the collective reference to the unpaid principal of and interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agents and the Lenders and their respective Affiliates, including, without limitation, the L/C Reimbursement Obligations, Bankers' Acceptances purchased or accepted and then outstanding and any obligation of the Company under any Hedging Agreement entered into with any Hedging Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Loan Documents or any Hedging Agreement entered into with any Hedging Lender or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agents or to the Lenders that are required to be paid by either Borrower pursuant to the terms hereof or any other Loan Document).

                  "Participant": as defined in subsection 11.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permanent Subordinated Indebtedness": Indebtedness of the Company that replaces or refinances the Subordinated Bridge Indebtedness, or into which such Indebtedness is exchanged or converted, in each case (i) having no maturity, mandatory redemption, repurchase or defeasance, or sinking fund requirement falling due prior to the eighth anniversary of the Closing Date (ii) bearing interest at a total rate per annum not in excess of 20% per annum and bearing cash interest at a rate per annum not in excess of 15% per annum and (iii) having other material terms no more restrictive on the Company or less favorable to the Company or the Lenders than those set forth in the Senior Subordinated Indenture.

                  "Permitted Acquisitions": any acquisition made on or after the later of the Bridge Take-Out Date and January 1, 1997 by the Company or any of its Subsidiaries, whether through a purchase of Capital Stock or assets or through a merger, consolidation or amalgamation, of another Person or the assets constituting an operating business unit of another Person, provided that (a)(i) in the event that the Total Leverage Ratio as at the end of either of the two consecutive fiscal quarters for which financial statements have been delivered pursuant to subsection
         7.1 most recently ended prior to the consummation of any such acquisition is equal to or greater than 5.0:1.0, such acquisition shall not be permitted to the extent that the aggregate amount of consideration (other than consideration consisting of shares of common stock of the Company) given by the Company and its Subsidiaries for all such acquisitions in the fiscal year of the Company during which such acquisition would be consummated would exceed $7,500,000, (ii) in the event that the Total Leverage Ratio as at the end of the two consecutive fiscal quarters for which financial statements have been delivered pursuant to subsection 7.1 most recently ended prior to the consummation of any such acquisition is less than 5.0:1.0, such acquisition shall not be permitted to the extent that the aggregate amount of consideration (other than consideration consisting of shares of common stock of the Company) given by the Company and its Subsidiaries for all such acquisitions in the fiscal year of the Company during which such acquisition would be consummated would exceed $15,000,000, (b)(i) at the time of such acquisition and after giving effect thereto no Default or Event of Default shall have occurred and be continuing and (ii) the business so acquired operates within markets in which the Company and its Subsidiaries are operating at the time of such acquisition, and (c) in the case of any acquisition the consideration for which would cause the aggregate amount of consideration for all such acquisitions in any fiscal year of the Company to exceed $3,000,000 (other than consideration consisting of shares of common stock of the Company), the Company shall have provided to each Lender reasonably prior to the date of consummation of such acquisition (x) all then available information relating to such business, including, without limitation, historical and projected revenue and cash flow information and information regarding Advertising Displays such as type, number, location and occupancy and (y) pro forma projections showing compliance with this Agreement after giving effect to such acquisition.

                  "Permitted Liens": Liens permitted under subsection 8.3.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Properties": as defined in subsection 5.17.

                  "Purchase Agreement": as defined in the recitals hereto.

                  "Refunding Bankers' Acceptance": as defined in subsection 2.17(c).

                  "Register": as defined in subsection 11.6(d).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chairman of the Board of Directors or the chief executive officer of the relevant Borrower or, with respect to financial matters, the chief financial officer of the relevant Borrower.

                  "Revolving Credit Commitments": the collective reference to the US Revolving Credit Commitments and the Canadian Revolving Credit Commitments.

                  "Revolving Credit Loans": the collective reference to the US Revolving Credit Loans and the Canadian Revolving Credit Loans.

                  "SEC": United States Securities and Exchange Commission.

                  "Securities Act": the Securities Act of 1933, as amended.

                  "Security Documents": the collective reference to the Canadian Security Documents, the US Guarantee and Collateral Agreement, the Mortgages, the Mortgage Supplements and all other security documents hereafter delivered to either Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of either or both of the Borrowers hereunder or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including, without limitation, any security document delivered pursuant to subsection 7.10.

                  "Sellers" as defined in the recitals.

                  "Senior Leverage Ratio": as of any date of determination, the ratio of (a) the sum (on a consolidated basis without duplication) of
         (i) all Indebtedness of the Company and its Subsidiaries outstanding on such date other than any Subordinated Indebtedness and (ii) all Guarantee Obligations of the Company and its Subsidiaries outstanding on such date in respect of Indebtedness of any third Person other than any subordinated Guarantee Obligations in respect of Subordinated Indebtedness to (b) Consolidated Operating Cash Flow for the then most recently ended period of four consecutive calendar quarters for which financial statements shall have been delivered to the Lenders pursuant to subsection 7.1, provided that, for any such period that includes periods prior to the Closing Date, Consolidated Operating Cash Flow shall be adjusted by giving effect to the Interim Adjustments with respect thereto.

                  "Senior Notes": the $115,000,000 in aggregate principal amount of 10-3/4% Senior Notes due 2003 issued by the Company pursuant to the Senior Note Indenture.

                  "Senior Note Indenture": the Indenture dated as of August 15, 1993, between the Company and United States Trust Company of New York, relating to the Senior Notes.

                  "Senior Subordinated Indenture": the Senior Subordinated Indenture, substantially in the form attached to the Subordinated Bridge Agreement as Exhibit V, pursuant to which Take-Out Securities (as defined in the Subordinated Bridge Agreement) may be issued.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" and "Solvency": with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

                  "Subordinated Bridge Agreement": the Senior Subordinated Credit Agreement, dated as of July 9, 1996, among the Company, the Guarantors parties thereto and Canadian Imperial Bank of Commerce, as in effect on the date hereof.

                  "Subordinated Indebtedness": the collective reference to (i) Indebtedness under the Subordinated Bridge Agreement and (ii) Permanent Subordinated Indebtedness.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company in existence on the date of this Agreement.

                  "Subsidiary Guarantor": each Subsidiary of the Company that is a party to the US Guarantee and Collateral Agreement or any other Guarantee as a guarantor thereunder.

                  "Term Loans": the collective reference to the US Tranche A Term Loans, the US Tranche B Term Loans, the US Tranche C Term Loans, the Canadian Tranche A Term Loans and the Canadian Tranche C Term Loans.

                  "Term Loan Commitments": the collective reference to the US Tranche A Term Loan Commitments, the Canadian Tranche A Term Loan Commitments, the US Tranche B Term Loan Commitments, the US Tranche C Term Loan Commitments and the Canadian Tranche C Term Loan Commitments; collectively, as to all the Term Loan Lenders, the "Term Commitments."

                  "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders, the US Tranche B Term Loan Lenders and the Tranche C Term Loan Lenders.

                  "Term Notes": the collective reference to the US Tranche A Term Notes, the US Tranche B Term Notes, the US Tranche C Term Notes and the Canadian Tranche C Term Notes.

                  "Tobacco Advertising Revenue": the gross revenue the Company and its Subsidiaries derive from posting tobacco advertisements on Advertising Displays.

                  "Total Leverage Ratio": as of any date of determination, the ratio of (a) the sum (on a consolidated basis without duplication) of
         (i) all Indebtedness of the Company and its Subsidiaries outstanding on such date and (ii) all Guarantee Obligations of the Company and its Subsidiaries outstanding on such date in respect of Indebtedness of any third Person to (b) Consolidated Operating Cash Flow for the then most recently ended period of four consecutive calendar quarters for which financial statements shall have been delivered to the Lenders pursuant to subsection 7.1, provided that for any such period that includes periods prior to the Closing Date, Consolidated Operating Cash Flow shall be adjusted by giving effect to the Interim Adjustments with respect thereto.

                  "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Tranche A Term Loans": the collective reference to the US Tranche A Term Loans and the Canadian Tranche A Term Loans.

                  "Tranche C Term Loans": the collective reference to the US Tranche C Term Loans and the Canadian Tranche C Term Loans.

                  "Transferee": as defined in subsection 11.6(f).

                  "Type": (a) as to any US$ Loan, its nature as an ABR Loan or a Eurodollar Loan and (b) as to any C$ Loan, its nature as a C$ Prime Loan or a Bankers' Acceptance.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "US Administrative Agent": Canadian Imperial Bank of Commerce, New York Agency, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the US$ Lenders under this Agreement and the other Loan Documents.

                  "US Dollars" and "US$": dollars in lawful currency of the United States of America.

                  "US$ Equivalent": on any date of determination, with respect to any amount in C$, the equivalent in US Dollars of such amount, determined by the US Administrative Agent using the Canadian Exchange Rate then in effect.

                  "US$ Exchange Rate": on a particular date, the rate at which US$ may be exchanged into C$, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen page BOFC on the immediately preceding Business Day. In the event that such rate does not appear on such Reuters page, the "US$ Exchange Rate" shall be determined by reference to any other means (as selected by the relevant Administrative Agent) by which such rate is quoted or published from time to time by the Bank of Canada (in each case as in effect at or about 12:00 Noon, Local Time, on the Business Day immediately preceding the relevant date of determination); provided, that if at the time of any such determination, for any reason, no such exchange rate is being quoted or published, the relevant Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

                  "US$ Lender": each US Revolving Credit Lender, US Tranche A Term Loan Lender, US Tranche B Term Loan Lender, US Tranche C Term Loan Lender and Canadian Tranche C Term Loan Lender.

                  "US$ Loans": the collective reference to the US Revolving Credit Loans, US Tranche A Term Loans, US Tranche B Term Loans, US Tranche C Term Loans and Canadian Tranche C Term Loans.

                  "US Guarantee and Collateral Agreement": the US Guarantee and Collateral Agreement to be executed and delivered by the Company and each of its Subsidiaries other than Subsidiaries of the Canadian Borrower existing on the Closing Date (it being understood that the Canadian Borrower shall be party thereto in respect of its acknowledgement of the pledge therein of its Capital Stock and not as guarantor or grantor of Collateral) on the Closing Date, in substantially the form attached hereto as Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                  "US Issuing Lender": CIBC, in its capacity as issuer of any US Letter of Credit.

                  "US L/C Commitment": US$30,000,000.

                  "US L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding US Letters of Credit and (b) the aggregate amount of drawings under US Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a).

                  "US L/C Participants": the collective reference to all the US Revolving Credit Lenders other than the US Issuing Lender.

                  "US L/C Reimbursement Obligation": the obligation of the Company to reimburse the US Issuing Lender pursuant to subsection 3.5(a) for amounts drawn under US Letters of Credit.

                  "US Letters of Credit": as defined in subsection 3.1(a).

                  "US Revolving Credit Commitment": as to any US Revolving Credit Lender, its obligation to make US Revolving Credit Loans to, and/or issue or participate in US Letters of Credit issued on behalf of, the US Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth under such US Revolving Credit Lender's name on Schedule 1.1A opposite the heading "US Revolving Credit Commitment" or, in the case of any Lender that is an Assignee, the amount of the assigning Lender's US Revolving Credit Commitment assigned to such Assignee pursuant to subsection 11.6 (in each case as such amount may be adjusted from time to time as provided herein).

                  "US Revolving Credit Commitment Percentage": as to any US Revolving Credit Lender, the percentage of the aggregate US Revolving Credit Commitments constituted by its US Revolving Credit Commitment (or, if the US Revolving Credit Commitments have terminated or expired, the percentage which (i) the sum of (a) such Lender's then outstanding US Revolving Credit Loans plus (b) such Lender's interests in the aggregate US L/C Obligations then outstanding then constitutes of (ii) the sum of (a) the aggregate US Revolving Credit Loans of all the US Revolving Credit Lenders then outstanding plus (b) the aggregate US L/C Obligations then outstanding).

                  "US Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the US Revolving Credit Commitment Termination Date.

                  "US Revolving Credit Commitment Termination Date": the earlier of (a) December 31, 2001 or, if such date is not a Business Day, the Business Day next preceding such date and (b) the date upon which the US Revolving Credit Commitments shall be terminated pursuant hereto.

                  "US Revolving Credit Lender": any Lender having a US Revolving Credit Commitment or that holds outstanding US Revolving Credit Loans or US L/C Participating Interests hereunder.

                  "US Revolving Credit Loans": as defined in subsection 2.1.

                  "US Revolving Credit Notes": as defined in subsection 2.3.

                  "US Term Loan Lenders": the collective reference to the US Tranche A Term Loan Lenders, the US Tranche B Term Loan Lenders, and the US Tranche C Term Loan Lenders.

                  "US Term Loans": as defined in subsection 2.8.

                  "US Tranche A Maturity Date": December 31, 2000.

                  "US Tranche A Term Loan Commitment": as to any US Tranche A Term Loan Lender, its obligation to make a US Tranche A Term Loan to the Company pursuant to subsection 2.9 in an amount equal to the amount set forth under such US Tranche A Term Loan Lender's name in Schedule 1.1A opposite the heading "US Tranche A Term Loan Commitment"; collectively, the "US Tranche A Term Loan Commitments".

                  "US Tranche A Term Loan Commitment Percentage": as to any US Tranche A Term Loan Lender, the percentage of the aggregate US Tranche A Term Loan Commitments constituted by its US Tranche A Term Loan Commitment or, following the Closing Date, the percentage of the aggregate outstanding US Tranche A Term Loans constituted by its US Tranche A Term Loan.

                  "US Tranche A Term Loan Lender": any Lender having a US Tranche A Term Loan Commitment hereunder or that holds outstanding US Tranche A Term Loans.

                  "US Tranche A Term Loan": as defined in subsection 2.8.

                  "US Tranche A Term Note": as defined in subsection 2.10(a).

                  "US Tranche B Maturity Date": December 31, 2002.

                  "US Tranche B Term Loan Commitment": as to any US Tranche B Term Loan Lender, its obligation to make a US Tranche B Term Loan to the Company pursuant to subsection 2.9 in an amount equal to the amount set forth under such US Tranche B Term Loan Lender's name in Schedule 1.1A opposite the heading "US Tranche B Term Loan Commitment"; collectively, the "US Tranche B Term Loan Commitments".

                  "US Tranche B Term Loan Commitment Percentage": as to any US Tranche B Term Loan Lender, the percentage of the aggregate US Tranche B Term Loan Commitments constituted by its US Tranche B Term Loan Commitment or, following the Closing Date, the percentage of the aggregate outstanding US Tranche B Term Loans constituted by its US Tranche B Term Loan.

                  "US Tranche B Term Loan Lender": any Lender having a US Tranche B Term Loan Commitment hereunder or that holds outstanding US Tranche B Term Loans.

                  "US Tranche B Term Loan": as defined in subsection 2.8.

                  "US Tranche B Term Note": as defined in subsection 2.11(a).

                  "US Tranche C Maturity Date": December 31, 2003.

                  "US Tranche C Term Loan Commitment": as to any US Tranche C Term Loan Lender, its obligation to make a US Tranche C Term Loan to the Company pursuant to subsection 2.9 in an amount equal to the amount set forth under such US Tranche C Term Loan Lender's name in Schedule 1.1A opposite the heading "US Tranche C Term Loan Commitment"; collectively, the "US Tranche C Term Loan Commitments".

                  "US Tranche C Term Loan Commitment Percentage": as to any US Tranche C Term Loan Lender, the percentage of the aggregate US Tranche C Term Loan Commitments constituted by its US Tranche C Term Loan Commitment or, following the Closing Date, the percentage of the aggregate outstanding US Tranche C Term Loans constituted by its US Tranche C Term Loan.

                  "US Tranche C Term Loan Lender": any Lender having a US Tranche C Term Loan Commitment hereunder or that holds outstanding US Tranche C Term Loans.

                  "US Tranche C Term Loan": as defined in subsection 2.8.

                  "US Tranche C Term Note": as defined in subsection 2.12(a).

                  "Wholly Owned Subsidiary": means any Subsidiary, all of the outstanding voting securities of which are owned, directly or indirectly, by the Company.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 US Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each US Revolving Credit Lender severally agrees to make revolving credit loans ("US Revolving Credit Loans") to the Company from time to time during the US Revolving Credit Commitment Period in an aggregate principal amount (the "Maximum Borrowing Amount") at any one time outstanding which, when added to such US Revolving Credit Lender's US Revolving Credit Commitment Percentage of the then outstanding US L/C Obligations, does not exceed such Lender's US Revolving Credit Commitment; provided, however, that (i) prior to the consummation of the Houston Acquisition, the Maximum Borrowing Amount shall be reduced by such Lender's US Revolving Credit Commitment

Percentage of $10,000,000 and (ii) if the aggregate amount expended by the Borrower on or prior to the Closing Date for the purchase of the Senior Notes pursuant to the tender offer referred to in subsection 6.1(k) shall be less than $115,000,000 as a result of less than 100% of the Senior Notes being tendered thereunder, the Maximum Borrowing Amount shall be reduced by such Lender's US Revolving Credit Commitment Percentage of such difference unless and to the extent that the Company shall borrow under this subsection for the purpose of purchasing or defeasing such untendered Senior Notes at a cost to the Borrower per Senior Note not greater than the cost to the Borrower of acquiring the Senior Notes pursuant to said tender offer. During the US Revolving Credit Commitment Period the Company may use the US Revolving Credit Commitments by borrowing, prepaying the US Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The US Revolving Credit Loans shall be denominated in US$ and may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Company and notified to the US Administrative Agent in accordance with subsections 2.3 and 2.7, provided that no US Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the US Revolving Credit Commitment Termination Date.

                  2.2 Canadian Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Canadian Revolving Credit Lender severally agrees to make revolving credit loans to, and to accept and, at the option of the Canadian Borrower, purchase Bankers' Acceptances from, the Canadian Borrower (such loans and acceptances and/or purchases of Bankers' Acceptances, the "Canadian Revolving Credit Loans") from time to time during the Canadian Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding, when added to such Canadian Revolving Credit Lender's Canadian Revolving Credit Commitment Percentage of the then outstanding Canadian L/C Obligations, not to exceed such Canadian Revolving Credit Lender's Canadian Commitment. During the Commitment Period, the Canadian Borrower may use the Canadian Commitments by borrowing, prepaying or repaying, in whole or in part, and reborrowing, the C$ Prime Loans, and by requesting the Canadian Revolving Credit Lenders to accept or purchase Bankers' Acceptances, all in accordance with the terms and conditions hereof.

                  (b) The Canadian Revolving Credit Loans shall be denominated in C$ and may from time to time be (i) C$ Prime Loans, (ii) Bankers' Acceptances or (iii) a combination thereof, as determined by the Company and notified to the Canadian Administrative Agent in accordance with subsections 2.5 and 2.17.

                  2.3 US Revolving Credit Notes. The Company agrees that, upon the request to the US Administrative Agent by any US Revolving Credit Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6, to evidence such Lender's US Revolving Credit Loans the Company will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "US Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to (i) the amount of the initial US Revolving Credit Commitment of such US Revolving Credit Lender or, if less, (ii) the aggregate unpaid principal amount of all US Revolving Credit Loans made by such US Revolving Credit Lender. Each US Revolving Credit Lender is hereby authorized to record the date, Type and amount of each US Revolving Credit Loan made by such US Revolving Credit Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its US Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Company hereunder or under any US Revolving Credit Note. Each US Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the US Revolving Credit Commitment Termination Date and (z) provide for the payment of interest in accordance with subsection 4.1.

                  2.4 Procedure for US Revolving Credit Borrowing. The Company may borrow under the US Revolving Credit Commitments during the US Revolving Credit Commitment Period on any Business Day, provided that the Company shall give the US Administrative Agent irrevocable notice (which notice must be received by the US Administrative Agent prior to 10:00 A.M., New York City time,
(a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested US Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the US Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $250,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available US Revolving Credit Commitments are less than $250,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the

Company, the US Administrative Agent shall promptly notify each US Revolving Credit Lender thereof. Each US Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the US Administrative Agent for the account of the Company at the office of the US Administrative Agent specified in subsection 11.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Company in funds immediately available to the US Administrative Agent. Such borrowing will then be made available to the Company by the US Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the US Administrative Agent by the US Revolving Credit Lenders and in like funds as received by the US Administrative Agent.

                  2.5 Procedure for C$ Prime Loan Revolving Credit Borrowing. The Canadian Borrower may borrow C$ Prime Loans during the Canadian Revolving Credit Commitment Period on any Business Day, provided that the Canadian Borrower shall give the Canadian Administrative Agent irrevocable notice (which notice must be received by the Canadian Administrative Agent prior to 10:00 A.M., Toronto Time, one Business Day prior to the requested Borrowing Date), specifying (a) the amount to be borrowed and (b) the requested Borrowing Date. Each borrowing of C$ Prime Loans shall be in an amount equal to C$4,000,000, or a whole multiple of C$100,000 in excess thereof (or, if the then Available Canadian Revolving Credit Commitments are less than C$4,000,000, such lesser amount). Upon receipt of any such irrevocable notice from the Canadian Borrower, the Canadian Administrative Agent shall promptly notify each Canadian Revolving Credit Lender thereof. Each Canadian Revolving Credit Lender will make the amount of its pro rata share of each such borrowing available to the Canadian Administrative Agent for the account of the Canadian Borrower at the Canadian Administrative Office prior to 11:00 A.M., Toronto Time, on the Borrowing Date requested by the Canadian Borrower in funds immediately available to the Canadian Administrative Agent. Such borrowing will then be made available, on such Borrowing Date to the Canadian Borrower by the Canadian Administrative Agent crediting the account of the Canadian Borrower on the books of the Canadian Administrative Office with the aggregate of the amounts made available to the Canadian Administrative Agent by the C$ Lenders and in like funds as received by the Canadian Administrative Agent. The Canadian Borrower may make Bankers' Acceptance borrowings during the Canadian Commitment Period on any Business Day, in accordance with and pursuant to the procedures set forth in subsection 2.17.

                  2.6 Fees. (a) The Company agrees to pay to the US Administrative Agent for the account of each US Revolving Credit Lender a commitment fee for the period from and including the first day of the US Revolving Credit Commitment Period to the US Revolving Credit Commitment Termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available US Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the US Revolving Credit Commitment Termination Date or such earlier date as the US Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the Closing Date.

                  (b) The Canadian Borrower agrees to pay to the Canadian Administrative Agent for the account of each Canadian Revolving Credit Lender a commitment fee for the period from and including the first day of the Canadian Revolving Credit Commitment Period to the Canadian Revolving Credit Commitment Termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available Canadian Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the first business day in Toronto following the last day of each March, June, September and December (for the quarter ending on such last day) and on the Canadian Revolving Credit Commitment Termination Date or such earlier date as the Canadian Revolving Credit Commitments shall terminate as provided herein (for the period since the end of the last period for which payment shall have been made), commencing on the first of such dates to occur after the Closing Date.

                  (c) The Company agrees to pay to the US Administrative Agent the fees set forth in the letter agreement, dated July 9, 1996, between the US Administrative Agent and the Company.

                  2.7 Termination or Reduction of Revolving Credit Commitments.
(a) The Company shall have the right, upon not less than five Business Days' notice to the US Administrative Agent, to terminate the US Revolving Credit Commitments or, from time to time, to reduce the amount of the US Revolving Credit Commitments, and the Canadian Borrower shall have the right, upon not less than five Business Days' notice to the Canadian Administrative Agent, to terminate the Canadian Revolving Credit Commitments or, from time to time, to reduce the amount of the Canadian Revolving Credit Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, (i) the aggregate principal amount of the US Revolving Credit Loans then outstanding, when added to the then outstanding US L/C Obligations, would exceed the US Revolving Credit Commitments then in effect or (ii) the aggregate principal amount of the Canadian Revolving Credit Loans then outstanding, when added to the then outstanding Canadian L/C Obligations, would exceed the Canadian Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $2,500,000 or a whole multiple of $100,000 in excess thereof, in the case of the US Revolving Credit Commitments, or C$2,500,000 or a whole multiple of C$100,000 in excess thereof, in the case of the Canadian Revolving Credit Commitments, and shall reduce permanently the US Revolving Credit Commitments or the Canadian Revolving Credit Commitments, as the case may be, then in effect.

                  (b) The US Revolving Credit Commitments shall automatically be permanently reduced on December 31 of each year, commencing on December 31, 1998, by the aggregate amount of US Revolving Credit Commitments set forth below opposite each such date:

                  December 31, 1998                           $ 7,000,000
                  December 31, 1999                           $ 8,000,000
                  December 31, 2000                           $ 8,000,000
                  December 31, 2001                           $27,000,000

Each such reduction shall be accompanied by prepayment of the US Revolving Credit Loans (together with fees and interest accrued thereon to the date of such prepayment and any additional amounts owing under subsection 4.12) to the extent, if any, that the US Revolving Credit Loans then outstanding, when added to the US L/C Obligations then outstanding, exceed the amount of the US Revolving Credit Commitments as so reduced. If, after giving effect to such prepayment of the US Revolving Credit Loans, the US L/C Obligations then outstanding exceed the US Revolving Credit Commitments as so reduced, the Company shall deposit in a cash collateral account with the US Administrative Agent an amount equal to the amount by which the US L/C Obligations then outstanding exceed the US Revolving Credit Commitments as so reduced.

                  (c) The Canadian Revolving Credit Commitments shall automatically be permanently reduced on December 31 of each year, commencing on December 31, 1998, by the aggregate amount of Canadian Revolving Credit Commitments set forth below opposite each such date:

                  December 31, 1998                           C$ 5,000,000
                  December 31, 1999                           C$ 5,000,000
                  December 31, 2000                           C$ 5,000,000
                  December 31, 2001                           C$20,000,000

Each such reduction shall be accompanied by prepayment of the Canadian Revolving Credit Loans that are C$ Prime Loans (together with fees and interest accrued thereon to the date of such prepayment and any additional amounts owing under subsection 4.12) or, in the case of Canadian Revolving Credit Loans that are Bankers' Acceptances, cash collateralization of such

Bankers' Acceptances as set forth below to the extent, if any, that the Canadian Revolving Credit Loans then outstanding, when added to the Canadian L/C Obligations then outstanding, exceed the amount of the Canadian Revolving Credit Commitments as so reduced. If, after giving effect to such prepayment of the Canadian Revolving Credit Loans that are C$ Prime Loans, the sum of the aggregate face amount of Canadian Revolving Credit Loans that are Bankers' Acceptances and the aggregate amount of Canadian L/C Obligations then outstanding exceed the Canadian Revolving Credit Commitments as so reduced, the Canadian Borrower shall deposit in a cash collateral account with the Canadian Administrative Agent an amount equal to the amount by which such sum exceeds the Canadian Revolving Credit Commitments as so reduced.

                  2.8 US Term Loans. Subject to the terms and conditions hereof,
(a) each US Tranche A Term Loan Lender severally agrees to make a term loan (a "US Tranche A Term Loan") to the Company on the Closing Date in the principal amount set forth under such Lender's name in Schedule 1.1A opposite the heading "US Tranche A Term Loan Commitment", (b) each US Tranche B Term Loan Lender severally agrees to make a term loan (a "US Tranche B Term Loan") to the Company on the Closing Date in the principal amount set forth under such Lender's name in Schedule 1.1A opposite the heading "US Tranche B Term Loan Commitment", and
(c) each US Tranche C Term Loan Lender severally agrees to make a term loan (a "US Tranche C Term Loan", and together with the US Tranche A Term Loans and the US Tranche B Term Loans, the "US Term Loans") to the Company on the Closing Date in the principal amount set forth under such Lender's name in Schedule 1.1A opposite the heading "US Tranche C Term Loan Commitment". The US Term Loans shall be denominated in US$ and may from time to time be (a) Eurodollar Loans,
(b) ABR Loans or (c) a combination thereof, as determined by the Company and notified to the US Administrative Agent in accordance with subsection 4.4.

                  2.9 Canadian Term Loans. Subject to the terms and conditions hereof, (a) each Canadian Tranche A Term Loan Lender severally agrees to make loans (which shall be C$ Prime Loans) to, and to accept or purchase Bankers' Acceptances from, the Canadian Borrower (such loans and acceptances and/or purchases of Bankers' Acceptances, "Canadian Tranche A Term Loan") to the Canadian Borrower on the Closing Date in the principal amount set forth under such Lender's name in Schedule 1.1A opposite the heading "Canadian Tranche A Term Loan Commitment" and (b) each Canadian Tranche C Term Loan Lender severally agrees to make a term loan (a "Canadian Tranche C Term Loan", and together with the Canadian Tranche A Term Loans, the "Canadian Term Loans") to the Canadian Borrower on the Closing Date in the principal amount set forth under such Lender's name in Schedule 1.1A opposite the heading "Canadian Tranche C Term Loan Commitment". The Canadian Tranche A Term Loans shall be denominated in C$ and may from time to time be (a) C$

Prime Loans, (b) Bankers' Acceptances or (c) a combination thereof, and the Canadian Tranche C Loans shall be denominated in US$ and may from time to time be (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Canadian Borrower and notified to the Canadian Administrative Agent in accordance with subsection 4.4.

                  2.10 US Tranche A Term Notes and Repayment. (a) The Company agrees that, upon the request to the US Administrative Agent by any US Tranche A Term Loan Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6, to evidence such Lender's US Tranche A Term Loan the Company will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-2 (each, as amended, supplemented, replaced or otherwise modified from time to time, a "US Tranche A Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such US Tranche A Term Loan Lender and in a principal amount equal to the amount set forth under such US Tranche A Term Loan Lender's name on Schedule 1.1A opposite the heading "US Tranche A Term Loan Commitment." Any US Tranche A Term Note shall (i) be dated the Closing Date, (ii) be payable as provided in subsection 2.10(b) and (iii) provide for the payment of interest in accordance with subsection 4.1.

                  (b) The US Tranche A Term Loans shall be payable in consecutive quarterly installments, payable during each calendar year in four equal installments on each March 31, June 30, September 30 and December 31 in the aggregate principal amounts for such year set forth opposite such year below, commencing on March 31, 1997 (or, if less, the aggregate amount of the US Tranche A Term Loans then outstanding):

                  Year                                    Amount
                  ----                                    ------
                  1997                                  $19,200,000
                  1998                                  $30,000,000
                  1999                                  $44,400,000
                  2000                                  $26,400,000

                  2.11 US Tranche B Term Notes and Repayment. (a) The Company agrees that, upon the request to the US Administrative Agent by any US Tranche B Term Loan Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6, to evidence such Lender's US Tranche B Term Loan the Company will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-3 (each, as amended, supplemented, replaced or otherwise modified from time to time, a "US Tranche B Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such US Tranche B Term Loan Lender and in a principal amount equal to the amount set forth under such US Tranche B Term Loan Lender's name on Schedule 1.1A opposite the heading "US Tranche B Term Loan Commitment." Any US Tranche B Term Note shall (i) be dated the Closing Date,
(ii) be payable as provided in subsection 2.11(b) and (iii) provide for the payment of interest in accordance with subsection 4.1.

                  (b) The US Tranche B Term Loans shall be payable in consecutive quarterly installments, payable during each calendar year in four equal installments on each March 31, June 30, September 30 and December 31 in the aggregate principal amounts for such year set forth opposite such year below, commencing on March 31, 1997 (or, if less, the aggregate amount of the US Tranche B Term Loans then outstanding):

                  Year                                    Amount
                  ----                                    ------
                  1997                                  $ 1,500,000
                  1998                                  $ 1,500,000
                  1999                                  $ 1,500,000
                  2000                                  $37,500,000
                  2001                                  $75,000,000
                  2002                                  $33,000,000

                  2.12 US Tranche C Term Notes and Repayment. (a) The Company agrees that, upon the request to the US Administrative Agent by any US Tranche C Term Loan Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6, to evidence such Lender's US Tranche C Term Loan the Company will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-4 (each, as amended, supplemented, replaced or otherwise modified from time to time, a "US Tranche C Term Note"; and together with the US Tranche C Term Notes and the US Tranche B Term Notes, the "US Term Notes"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such US Tranche C Term Loan Lender and in a principal amount equal to the amount set forth under such US Tranche C Term Loan Lender's name on Schedule 1.1A opposite the heading "US Tranche C Term Loan Commitment." Any US Tranche C Term Note shall (i) be dated the Closing Date,
(ii) be payable as provided in subsection 2.12(b) and (iii) provide for the payment of interest in accordance with subsection 4.1.

                  (b) The US Tranche C Term Loans shall be payable in consecutive quarterly installments, payable during each calendar year in four equal installments on each March 31,

June 30, September 30 and December 31 in the aggregate principal amounts for such year set forth opposite such year below, commencing on March 31, 1997 (or, if less, the aggregate amount of the US Tranche C Term Loans then outstanding):

                  Year                                    Amount
                  ----                                    ------
                  1997                                  $ 1,100,000
                  1998                                  $ 1,100,000
                  1999                                  $ 1,100,000
                  2000                                  $ 1,100,000
                  2001                                  $ 1,100,000
                  2002                                  $44,000,000
                  2003                                  $60,500,000

                  2.13 Canadian Tranche A Term Repayment. The Canadian Tranche A Term Loans shall be payable in consecutive quarterly installments, payable during each calendar year in four equal installments on each March 31, June 30, September 30 and December 31 in the aggregate principal amounts for such year set forth opposite such year below, commencing on March 31, 1997 (or, if less, the aggregate amount of the Canadian Tranche A Term Loans then outstanding):

                  Year                                    Amount
                  ----                                    ------
                  1997                                  C$ 7,750,000
                  1998                                  C$12,000,000
                  1999                                  C$14,250,000
                  2000                                  C$14,000,000

                  2.14 Canadian Tranche C Term Notes. (a) The Canadian Borrower agrees that, upon the request to the Canadian Administrative Agent by any Canadian Tranche C Term Loan Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6, to evidence such Lender's Canadian Tranche C Term Loan the Canadian Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-5 (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Canadian Tranche C Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Canadian Tranche C Term Loan Lender and in a principal amount equal to the amount set forth under such Canadian Tranche C Term Loan Lender's name on Schedule 1.1A opposite the heading "Canadian

Tranche C Term Loan Commitment." Any Canadian Tranche C Term Note shall (i) be dated the Closing Date, (ii) be payable as provided in subsection 2.14(b) and
(iii) provide for the payment of interest in accordance with subsection 4.1.

                  (b) The Canadian Tranche C Term Loans shall be payable in consecutive quarterly installments, payable during each calendar year in four equal installments on each March 31, June 30, September 30 and December 31 in the aggregate principal amounts for such year set forth opposite such year below, commencing on March 31, 1997 (or, if less, the aggregate amount of the Canadian Tranche C Term Loans then outstanding):

                  Year                                    Amount
                  ----                                    ------
                  1997                                  $   400,000
                  1998                                  $   400,000
                  1999                                  $   400,000
                  2000                                  $   400,000
                  2001                                  $   400,000
                  2002                                  $16,000,000
                  2003                                  $22,000,000

                  2.15 Procedure for Term Loan Borrowing. The Company shall give the US Administrative Agent, and the Canadian Borrower shall give the Canadian Administrative Agent, irrevocable notice (which notices must be received by the applicable Administrative Agents prior to 10:00 A.M., New York City time, (a) three Business Days prior to the Closing Date, if all or any part of the Term Loans are to be initially Eurodollar Loans or Bankers' Acceptances or (b) one Business Day prior to the Closing Date, otherwise) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying (i) whether the Term Loans are to be initially Eurodollar Loans, ABR Loans, C$ Prime Loans, Bankers' Acceptances or a combination thereof, as applicable, and (ii) if the Term Loans are to be entirely or partly Eurodollar Loans the amount of such Type of Loan and the length of the initial Interest Periods therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. The procedure for Canadian Tranche A Term Loans that are to be Bankers' Acceptances shall be in accordance with the provisions of 2.17. On the Closing Date (i) each US Term Loan Lender shall make available to the US Administrative Agent at its office specified in subsection 11.2 the amount in immediately available funds equal to the US Term Loan to be made by such US Term Loan Lender, (ii) each Canadian Tranche A Term Loan Lender shall make available to the Canadian Administrative Agent at its office specified in subsection 11.2 the amount in immediately available funds equal to the Canadian Tranche A Term Loan that is a C$ Prime

Loan to be made by such Canadian Tranche A Term Loan Lender and (iii) each Canadian Tranche C Term Loan Lender shall make available to the Canadian Administration Agent at its office specified in subsection 11.2 the amount in immediately available funds equal to the Canadian Tranche C Term Loan to be made by such Canadian Tranche C Term Loan Lender. The US Administrative Agent shall on such date credit the account of the Company on the books of such office of the US Administrative Agent with the aggregate of the amounts made available hereunder to the Administrative Agent by the US Term Loan Lenders, and the Canadian Administrative Agent shall on such date credit the account of the Canadian Borrower on the books of such office of the Canadian Administrative Agent with the aggregate of such amounts made available to the Administrative Agent by the Canadian Term Loan Lenders.

                  2.16 Repayment of Loans. (a) Each Borrower (as specified in the succeeding sentence) hereby unconditionally and severally promises to pay to the applicable Administrative Agent for the account of: (i) in the case of each Borrower, each Revolving Credit Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender made to such Borrower, on the US Revolving Credit Commitment Termination Date, in the case of US Revolving Credit Loans, and on the Canadian Revolving Credit Commitment Termination Date, in the case of Canadian Revolving Credit Loans (or, in each case, such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9); (ii) each US Tranche A Term Loan Lender, the amounts specified in subsection 2.10(b) on the dates specified in subsection 2.10(b) (or such earlier date on which the US Tranche A Term Loans become due and payable pursuant to Section 9); (iii) each US Tranche B Term Loan Lender, the amounts specified in subsection 2.11(b) on the dates specified in subsection 2.11(b) (or such earlier date on which the US Tranche B Term Loans become due and payable pursuant to Section 9); (iv) each US Tranche C Term Loan Lender, the amounts specified in subsection 2.12(b) on the dates specified in subsection 2.12(b) (or such earlier date on which the US Tranche C Term Loans become due and payable pursuant to Section 9); (v) each Canadian Tranche A Term Loan Lender, the amounts specified in subsection 2.13 on the dates specified in subsection 2.13 (or such earlier date on which the Canadian Tranche A Term Loans become due and payable pursuant to Section 9); and
(vi) each Canadian Tranche C Term Loan Lender, the amounts specified in subsection 2.14(b) on the dates specified in subsection 2.14(b) (or such earlier date on which the Canadian Tranche C Term Loans become due and payable pursuant to Section 9). The amounts described in clause (i) of the preceding sentence shall be payable by the applicable Borrower; the amounts described in clauses
(ii) through (iv) of the preceding sentence shall be payable by the Company; and the amounts described in clauses (v) and (vi) of the preceding sentence shall be payable by the Canadian Borrower. Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to it from time to time outstanding from the Closing Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The US Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each US$ Lender, in which shall be recorded (i) the amount of each US Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each US$ Lender hereunder and (iii) both the amount of any sum received by the US Administrative Agent hereunder from the Company and each US$ Lender's share thereof.

                  (d) The Canadian Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each C$ Lender, in which shall be recorded (i) the amount of each C$ Loan made hereunder and whether such C$ Loan is, as applicable, a C$ Prime Loan or a Bankers' Acceptance, (ii) the amount of any principal or interest due and payable or to become due and payable from the Canadian Borrower to each C$ Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each C$ Lender's share thereof.

                  (e) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.16(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or either Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of either Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  2.17 Bankers' Acceptances. (a) The Canadian Borrower may issue Bankers' Acceptances denominated in C$, for acceptance and, at the Canadian Borrower's option, purchase by the C$ Lenders, each in accordance with the provisions of this subsection 2.17.

                  (b) Procedures.

                  (1) Notice. The Canadian Borrower shall notify the Canadian Administrative Agent by irrevocable written notice by 10:00 A.M., Toronto time, one Business Day prior to the Borrowing Date in respect of any borrowing by way of Bankers' Acceptances.

                  (2) Minimum Borrowing Amount. Each borrowing by way of Bankers' Acceptances shall be in a minimum aggregate face amount of C$4,000,000 or a whole multiple of C$100,000 in excess thereof.

                  (3) Face Amounts. The face amount of each Bankers' Acceptance shall be C$100,000 or any whole multiple thereof.

                  (4) Term. Bankers' Acceptances shall be issued and shall mature on a Business Day. Each Bankers' Acceptance shall have a term of 30, 60, 90 or 180 days (or such shorter or longer term as shall be agreed to by all of the C$ Lenders), shall mature on or before the Canadian Revolving Credit Termination Date and shall be in form and substance reasonably satisfactory to each C$ Lender.

                  (5) Bankers' Acceptances in Blank. To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Canadian Borrower shall, from time to time as required, provide to each C$ Lender Drafts in form satisfactory to the C$ Lenders, duly executed and endorsed in blank by the Canadian Borrower in quantities sufficient for each C$ Lender to fulfill its obligations hereunder. Each C$ Lender is hereby authorized to accept such Drafts endorsed in blank in such face amounts as may be determined by such C$ Lender in accordance with the provisions of this Agreement, provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted by such C$ Lender. No C$ Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide duly executed and endorsed Drafts to the Canadian Administrative Agent on a timely basis, nor shall any C$ Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such C$ Lender, its officers, employees, agents or representatives. Each C$ Lender shall exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each C$ Lender will, upon the request of the Canadian Borrower, promptly advise the Canadian Borrower of the number and designation, if any, of Drafts then held by it for the Canadian Borrower. Each C$ Lender shall maintain a record with respect to Drafts and Bankers' Acceptances (i) received by it from the Canadian Borrower in blank hereunder, (ii) voided by it for any reason, (iii) accepted by it hereunder, (iv) purchased by it hereunder and (v) cancelled at their respective maturities. Each C$ Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such C$ Lender.

                  (6) Execution of Bankers' Acceptances. Drafts of the Canadian Borrower to be accepted as Bankers' Acceptances hereunder shall be duly executed on behalf of the Canadian Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for the Canadian Borrower may no longer be an authorized signatory for the Canadian Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance, and any such Bankers' Acceptance so signed shall be binding on the Canadian Borrower.

                  (7) Issuance of Bankers' Acceptances. Promptly following receipt of a notice of borrowing by way of Bankers' Acceptances, the Canadian Administrative Agent shall so advise the C$ Lenders and shall advise each C$ Lender of the face amount of each Draft to be accepted by it and the term thereof. The aggregate face amount of Draft to be accepted by a C$ Lender shall be determined by the Canadian Administrative Agent on a pro rata basis by reference to the respective Canadian Revolving Credit Commitments or, in the case of the initial borrowing of Canadian Tranche A Term Loans, the Canadian Tranche A Term Loan Commitments, of the C$ Lenders, except that, if the face amount of a Bankers' Acceptance, which would otherwise be accepted by a C$ Lender, would not be C$100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Canadian Administrative Agent in its sole and unfettered discretion to the nearest whole multiple of C$100,000.

                  (8) Acceptance of Bankers' Acceptances. Each Draft to be accepted by a C$ Lender shall be accepted at such C$ Lender's Canadian Lending Office.

                  (9) Purchase of Bankers' Acceptances. Each C$ Lender shall be required to purchase (subject to the commercial availability of a resale market in the case of Bankers' Acceptances with a term of approximately 30, 60, 90 or 180 days, as the case may be) from the Canadian Borrower on such Borrowing Date, at the Applicable BA Discount Rate, the Bankers' Acceptances accepted by it on such Borrowing Date and to provide to the Canadian Administrative Agent the BA Discount Proceeds thereof not later than 12:00 Noon, Toronto time, on such Borrowing Date for the account of the Canadian Borrower. The Acceptance Fee payable by the Canadian Borrower to such C$ Lender under subsection 2.17(e) in respect of each Bankers' Acceptance accepted and purchased by such C$ Lender from the Canadian Borrower shall be set off against the BA Discount Proceeds payable by such C$ Lender under this subsection 2.17(b)(9). Not later than 2:00 P.M., Toronto time, on such Borrowing Date the Canadian Administrative Agent shall make such BA Discount Proceeds available to the Canadian Borrower by crediting the account of the Canadian Borrower on the books of the Canadian Administrative Office with the aggregate of the amounts made available to the Canadian Administrative Agent by the C$ Lenders and in like funds as received by the Canadian Administrative Agent.

                  (10) Sale of Bankers' Acceptances. Each C$ Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

                  (11) Waiver of Presentment and Other Conditions. To the extent permitted by applicable law, the Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a C$ Lender in respect of a Bankers' Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such C$ Lender in its own right, and the Canadian Borrower agrees not to claim any days of grace if such C$ Lender as holder sues the Canadian Borrower on the Bankers' Acceptances for payment of the amount payable by the Canadian Borrower thereunder.

                  (c) The Canadian Borrower shall reimburse the C$ Lender for, and there shall become due and payable at 10:00 a.m., Toronto time, on the maturity date for each Bankers' Acceptance, an amount in Canadian Dollars in same day funds equal to the face amount of such Bankers' Acceptance. The Canadian Borrower shall make each such reimbursement payment (i) by causing any proceeds of Refunding Bankers' Acceptances issued in accordance with subsection 2.17(d) or conversion of such Bankers' Acceptance effected in accordance with subsection 4.4(c) to be applied in reduction of such reimbursement payment; and
(ii) by depositing the amount of such reimbursement payment (or any portion thereof remaining unpaid after any application referred to in clause (i)) to the relevant payment account. The Canadian Borrower's payment in accordance with this subsection shall satisfy its obligations under any Bankers' Acceptance to which it relates, and the C$ Lender which has accepted such Bankers' Acceptance shall thereafter be solely responsible for the payment of such Bankers' Acceptance.

                  (d) The Canadian Borrower shall give irrevocable written notice (or such other method of notification as may be agreed upon between the Canadian Administrative Agent and the Canadian Borrower) to the Canadian Administrative Agent at or before 10:00 A.M., Toronto time, one Business Day prior to the maturity date of each Bankers' Acceptance followed by written confirmation electronically transmitted to the Canadian Administrative Agent on the same day, of the Canadian Borrower's intention to issue a Bankers' Acceptance on such maturity date (a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by the Canadian Borrower and fundings by the C$ Lenders in respect of each maturing Bankers' Acceptance and the related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). If the Canadian Borrower fails to give such notice or does not deposit the amount of reimbursement payment in accordance with subsection 2.17(c)(ii), the Canadian Borrower shall be deemed to have requested that such maturing Bankers' Acceptances be repaid with the proceeds of C$ Prime Loans (without any requirement to give notice with respect thereto), commencing on the maturity date of such maturing Bankers' Acceptances.

                  (e) An Acceptance Fee shall be payable by the Canadian Borrower to each C$ Lender in advance (in the manner specified in subsection 2.17(b)(9)) upon the issuance of a Bankers' Acceptance to be accepted by such C$ Lender calculated at the rate per annum equal to the Applicable Margin, such Acceptance Fee to be calculated on the face amount of such Bankers' Acceptance and to be computed on the basis of the number of days in the term of such Bankers' Acceptance.

                  (f) Upon the occurrence of any Event of Default which is continuing, and in addition to any other rights or remedies of any C$ Lender and the Canadian Administrative Agent hereunder, any C$ Lender or the Canadian Administrative Agent (or such alternate arrangement as may be agreed upon by the Canadian Borrower and such C$ Lender or the Canadian Administrative Agent, as applicable) shall be entitled to deposit and retain in an account to be maintained by the Canadian Administrative Agent (bearing interest at the Canadian Administrative Agent's rates as may be applicable in respect of other deposits of similar amounts for similar terms), for the ratable benefit of the C$ Lenders, amounts which are received by such C$ Lender or the Canadian Administrative Agent from the Canadian Borrower hereunder or as proceeds of the exercise of any rights or remedies of any C$ Lender or the Canadian Administrative Agent hereunder against the Canadian Borrower, to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of the Canadian Borrower to the C$ Lenders or the Canadian Administrative Agent, or any of them hereunder.

                  2.18 Circumstances Making Bankers' Acceptances Unavailable.
(a) If the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrower absent manifest error, and notifies the Canadian Borrower that, by reason of circumstances affecting the money market, there is no market for Bankers' Acceptances, then

                  (i) the right of the Canadian Borrower to request a borrowing by way of Bankers' Acceptance shall be suspended until the Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies the Canadian Borrower; and

                  (ii) any notice relating to a borrowing by way of Bankers' Acceptance which is outstanding at such time shall be deemed to be a notice requesting a borrowing by way of C$ Prime Loan (all as if it were a notice given pursuant to subsection 2.5).

                  (b) The Canadian Administrative Agent shall promptly notify the Canadian Borrower and the C$ Lenders of the suspension of the Canadian Borrower's right to request a borrowing by way of Bankers' Acceptance and of the termination of such suspension.


                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitments. (a) Subject to the terms and conditions hereof, the US Issuing Lender, in reliance on the agreements of the other US$ Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("US Letters of Credit") for the account of the Company on any Business Day during the US Revolving Credit Commitment Period in such form as may be approved from time to time by the US Issuing Lender; provided that the US Issuing Lender shall have no obligation to issue any US Letter of Credit if, after giving effect to such issuance, (i) the US L/C Obligations would exceed the US L/C Commitment or
(ii) the Available US Revolving Credit Commitment would be less than zero. On the Closing Date all letters of credit then outstanding on such date under the Existing Credit Agreement shall automatically be deemed to be US Letters of Credit.

                  (b) Subject to the terms and conditions hereof, the Canadian Issuing Lender, in reliance on the agreements of the other C$ Lenders set forth in subsection 3.4(b), agrees to issue letters of credit ("Canadian Letters of Credit"; together with the US Letters of Credit, the "Letters of Credit") for the account of the Canadian Borrower on any Business Day during the Canadian Revolving Credit Commitment Period in such form as may be approved from time to time by the Canadian Issuing Lender; provided that the Canadian Issuing Lender shall have no obligation to issue any Canadian Letter of Credit if, after giving effect to such issuance, (i) the Canadian L/C Obligations would exceed the Canadian L/C Commitment or (ii) the Available Canadian Revolving Credit Commitment would be less than zero.

                  (c) Each Letter of Credit shall (i) in the case of the Company, be denominated in US Dollars and shall be a stand-by letter of credit issued to finance the working capital and business needs of the Company and its Subsidiaries (if any) in the ordinary course of business, and, in the case of the Canadian Borrower, be denominated in C$ and shall be a stand-by letter of credit issued to finance the working capital and business needs of the Canadian Borrower and its Subsidiaries in the ordinary course of business and (ii) expire no later than the earlier of (x) the one year anniversary of its issuance and
(y) the US Revolving Credit Commitment Termination Date, in the case of US Letters of Credit, or the Canadian Revolving Credit Commitment Termination Date, in the case of Canadian Letters of Credit; provided that so long as no Event of Default has occurred and is continuing, any Letter of Credit that expires prior to the US Revolving Credit Commitment Termination Date or the Canadian Revolving Credit Commitment Termination Date, as applicable, may be renewed at the request of the applicable Borrower for a term of up to one year (or, if shorter, for a term expiring on the US Revolving Credit Commitment Termination Date, in the case of US Letters of Credit, or the Canadian Revolving Credit Commitment Termination Date, in the case of Canadian Letters of Credit).

                  (d) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York, in the case of US Letters of Credit, and the laws of the Province of Ontario and the laws of Canada applicable thereto, in the case of Canadian Letters of Credit.

                  (e) Neither Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letters of Credit. (a) The Company may from time to time request that the US Issuing Lender issue a US Letter of Credit by delivering to the US Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the US Issuing Lender, and such other certificates, documents and other papers and information as the US Issuing Lender may reasonably request. Upon receipt of any Application, the US Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the US Letter of Credit requested thereby (but in no event shall the US Issuing Lender be required to issue any US Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such US Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the US Issuing Lender and the Company. The US Issuing Lender shall furnish a copy of such US Letter of Credit to the Company promptly following the issuance thereof.

                  (b) The Canadian Borrower may from time to time request that the Canadian Issuing Lender issue a Canadian Letter of Credit by delivering to the Canadian Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the Canadian Issuing Lender, and such other certificates, documents and other papers and information as the Canadian Issuing Lender may reasonably request. Upon receipt of any Application, the Canadian Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Canadian Letter of Credit requested thereby (but in no event shall the Canadian Issuing Lender be required to issue any Canadian Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Canadian Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Canadian Issuing Lender and the Canadian Borrower. The Canadian Issuing Lender shall furnish a copy of such Canadian Letter of Credit to the Canadian Borrower promptly following the issuance thereof.

                  3.3 Fees, Commissions and Other Charges. (a) The Company shall pay to the US Administrative Agent, for the account of the US Issuing Lender and the US L/C Participants, a letter of credit fee with respect to each US Letter of Credit, computed for the period from and including the date of issuance of such US Letter of Credit to the expiration date of such US Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans that are US Revolving Credit Loans calculated on the basis of the actual number of days elapsed over a 360-day year, of the aggregate face amount of US Letters of Credit outstanding, payable in arrears on each L/C Fee Payment Date and on the US Revolving Credit Commitment Termination Date. Such fee shall be payable to the US Administrative Agent to be shared ratably among the US Revolving Credit Lenders in accordance with their respective US Revolving Credit Commitment Percentages. In addition, the Company shall pay to the US Issuing Lender, for its own account a fee equal to 0.25% per annum of the aggregate face amount of outstanding US Letters of Credit, payable quarterly in arrears on each L/C Fee Payment Date and on the US Revolving Credit Commitment Termination Date and calculated on the basis of the actual number of days elapsed over a 360-day year.

                  (b) The Canadian Borrower shall pay to the Canadian Administrative Agent, for the account of the Canadian Issuing Lender and the Canadian L/C Participants, a letter of credit fee with respect to each Canadian Letter of Credit, computed for the period from and including the date of issuance of such Canadian Letter of Credit to the expiration date of such Canadian Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Bankers' Acceptances that are Canadian Revolving Credit Loans calculated on the basis of the actual number of days elapsed over a 365-day year, of the aggregate face amount of Canadian Letters of Credit outstanding, payable annually in advance on the date of issuance of each Canadian Letter of Credit and on each anniversary thereof to occur thereafter on which a Canadian Letter of Credit shall remain outstanding. Such fee shall be payable to the Canadian Administrative Agent to be shared ratably among the Canadian Revolving Credit Lenders in accordance with their respective Canadian Revolving Credit Commitment Percentages. In addition, the Canadian Borrower shall pay to the Canadian Issuing Lender, for its own account, a fee equal to 0.25% per annum of the aggregate face amount of outstanding Canadian Letters of Credit, payable quarterly in advance on the date of issuance of each Canadian Letter of Credit and on each L/C Fee Payment Date to occur thereafter on which a Canadian Letter of Credit shall remain outstanding and calculated on the basis of the actual number of days elapsed over a 365-day year.

                  (c) In addition to the foregoing fees and commissions, each Borrower shall pay or reimburse the US Issuing Lender, in the case of the Company, and the Canadian Issuing Lender, in the case of the Canadian Borrower, for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (d) Each Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the applicable L/C Participants all fees and commissions received by such Administrative Agent for their respective accounts pursuant to this subsection.

                  3.4 L/C Participations. (a) The US Issuing Lender irrevocably agrees to grant and hereby grants to each US L/C Participant, and, to induce the US Issuing Lender to issue US Letters of Credit hereunder, each US L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the US Issuing Lender, on the terms and conditions hereinafter stated, for such US L/C Participant's own account and risk an undivided interest equal to such US L/C Participant's US Revolving Credit Commitment Percentage in the US Issuing Lender's obligations and rights under each US Letter of Credit issued hereunder and the amount of each draft paid by the US Issuing Lender thereunder. Each US L/C Participant unconditionally and irrevocably agrees with the US Issuing Lender that, if a draft is paid under any US Letter of Credit for which the US Issuing Lender is not reimbursed in full by the Company in accordance with the terms of this Agreement, such US L/C Participant shall pay to the US Issuing Lender upon demand at the US Issuing Lender's address for notices specified herein an amount equal to such US L/C Participant's US Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that, if such demand is made prior to 12:00 Noon, New York City time, on a Business Day, such US L/C Participant shall make such payment to the US Issuing Lender prior to the end of such Business Day and otherwise such US L/C Participant shall make such payment on the next succeeding Business Day.

                  (b) The Canadian Issuing Lender irrevocably agrees to grant and hereby grants to each Canadian L/C Participant, and, to induce the Canadian Issuing Lender to issue Canadian Letters of Credit hereunder, each Canadian L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Canadian Issuing Lender, on the terms and conditions hereinafter stated, for such Canadian L/C Participant's own account and risk an undivided interest equal to such Canadian L/C Participant's Canadian Revolving Credit Commitment Percentage in the Canadian Issuing Lender's obligations and rights under each Canadian Letter of Credit issued hereunder and the amount of each draft paid by the Canadian Issuing Lender thereunder. Each Canadian L/C Participant unconditionally and irrevocably agrees with the Canadian Issuing Lender that, if a draft is paid under any Canadian Letter of Credit for which the Canadian Issuing Lender is not reimbursed in full by the Canadian Borrower in accordance with the terms of this Agreement, such Canadian L/C Participant shall pay to the Canadian Issuing Lender upon demand at the Canadian Issuing Lender's address for notices specified herein an amount equal to such Canadian L/C Participant's Canadian Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that, if such demand is made prior to 12:00 Noon, Toronto time, on a Business Day, such Canadian L/C Participant shall make such payment to the Canadian Issuing Lender prior to the end of such Business Day and otherwise such Canadian L/C Participant shall make such payment on the next succeeding Business Day.

                  (c) If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to subsection 3.4(a) or 3.4(b) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate, in the case of US Letters of Credit, and the then effective CDOR Rate, in the case of Canadian Letters of Credit, as quoted by such Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii)

                                                                     EXHIBIT B-1

================================================================================



                      US GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                              OUTDOOR SYSTEMS, INC.

                         and certain of its Subsidiaries

                                   in favor of

              CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY,
                           as US Administrative Agent


                          Dated as of August ___, 1996

================================================================================

                                     FORM OF
                      US GUARANTEE AND COLLATERAL AGREEMENT


                  US GUARANTEE AND COLLATERAL AGREEMENT, dated as of August __, 1996, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, New York Agency, as administrative agent (in such capacity, the "US Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Third Amended and Restated Credit Agreement, dated as of August __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Outdoor Systems, Inc., a Delaware corporation (the "Company"), 3284085 Canada Inc., a Canadian corporation (such corporation, and, upon the consummation thereof, the corporation resulting from the amalgamation of 3284085 Canada Inc. and Mediacom, Inc., the "Canadian Borrower"; together with the Company, the "Borrowers"), the Lenders, the US Administrative Agent and Canadian Imperial Bank of Commerce, as Canadian Administrative Agent.


                              W I T N E S S E T H:


                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

                  WHEREAS, each Borrower is a member of an affiliated group of companies that includes each other Grantor;

                  WHEREAS, each Borrower and the other Grantors are engaged in related businesses, and each such Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the US Administrative Agent for the ratable benefit of the Lenders;

                  NOW, THEREFORE, in consideration of the premises and to induce the US Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the US Administrative Agent, for the ratable benefit of the Lenders, as follows:

                            SECTION 1. DEFINED TERMS

                  1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

                  (b)  The following terms shall have the following meanings:

                  "Agreement": this US Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Canadian Borrower Obligations": the collective reference to the unpaid principal of and interest on the C$ Loans (including obligations with respect to Bankers' Acceptances purchased and accepted and outstanding), the Canadian Tranche C Term Loans and the Canadian L/C Reimbursement Obligations and all other obligations and liabilities of the Canadian Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the C$ Loans (including obligations with respect to Bankers' Acceptances purchased and accepted and outstanding), the Canadian Tranche C Term Loans and the Canadian L/C Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Canadian Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to either Administrative Agent, any C$ Lender or any US$ Lender with respect to the Canadian Tranche C Term Loans (or, in the case of any Hedging Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Canadian Letter of Credit or any Hedging Agreement entered into by the Canadian Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise with respect to the foregoing (including, without limitation, all fees and disbursements of counsel to either Administrative Agent or to the Lenders that are required to be paid by the Canadian Borrower pursuant to the terms of any of the foregoing agreements).

                  "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Collateral":  as defined in Section 3.

                  "Collateral Account": any collateral account established by the US Administrative Agent as provided in Section 6.1 or 6.4.

                  "Company Obligations": the collective reference to the unpaid principal of and interest on the US$ Loans (other than any unpaid principal of or an interest on any Canadian Tranche C Term Loans) and US L/C Reimbursement Obligations and all other obligations and liabilities of the Company (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the US$ Loans (other than the Canadian Tranche C Term Loans) and US L/C Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to either Administrative Agent or any US$ Lender (or, in the case of any Hedging Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement (including, without limitation, pursuant to the guarantee by the Company of the Canadian Borrower Obligations provided for in Section 2 hereof), the other Loan Documents, any US Letter of Credit or any Hedging Agreement entered into by the Company with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to either Administrative Agent or to the Lenders that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

                  "Contracts": all contracts and agreements to which any Grantor is a party, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

                  "Copyrights": (i) all copyrights, whether published or unpublished (including, without limitation, those listed in Schedule
         6), all registration and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and
         (ii) all renewals thereof.

                  "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, with respect to any Grantor, all Contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such Contract, agreement, instrument or indenture.

                  "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) (x) with respect to the Company, the Canadian Borrower Obligations and (y) with respect to any other Guarantor, the Company Obligations and the Canadian Borrower Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to either Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

                  "Guarantors":  the collective reference to each Grantor.

                  "Hedge Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific

                                                                               5
         contingencies.

                  "Intellectual Property": the collective reference to the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses.

                  "Intercompany Note": any promissory note evidencing loans made by any Grantor to any of its Subsidiaries.

                  "Issuers": the collective reference to the Persons identified on Schedule 2 as the issuers of the Pledged Securities.

                  "Obligations": (i) in the case of the Company, its Guarantor Obligations and the Company Obligations, and (ii) in the case of each Guarantor, other than the Company, its Guarantor Obligations.

                  "Patents": (i) all letters patent of the United States or any other country, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6.

                  "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

                  "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Pledgor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                  "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

                  "Pledged Stock": the shares of Capital Stock listed on
         Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Issuer that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

                  "Pledgor":  each Grantor owning Pledged Securities.

                  "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

                  "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "Reimbursement Obligation": the obligations of (i) the Company to reimburse the US Issuing Lender and (ii) the Canadian Borrower to reimburse the Canadian Issuing Lender, each pursuant to subsection 3.5(a) of the Credit Agreement for amounts drawn under Letters of Credit.

                  "Securities Act":  the Securities Act of 1933, as amended.

                  "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) all renewals thereof.

                  "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

                  1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              SECTION 2. GUARANTEE

                  2.1 Guarantee. (a) (i) The Company hereby, unconditionally and irrevocably, guarantees to the US Administrative Agent and the Canadian Administrative Agent, for the benefit of the C$ Lenders and the US$ Lenders (with respect to Canadian Tranche C Term Loans), and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Canadian Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Canadian Borrower Obligations, and (ii) each of the Guarantors other than the Company (x) hereby, jointly and severally, unconditionally and irrevocably, guarantees to the US Administrative Agent, for the benefit of the US$ Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations and (y) hereby, jointly and severally, unconditionally and irrevocably, guarantees to the US Administrative Agent and the Canadian Administrative Agent, for the benefit of the C$ Lenders and the US$ Lenders (with respect to Canadian Tranche C Term Loans), and their respective successors, indorsees, transferees and assignees, the prompt and complete payment and performance by the Canadian Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Canadian Borrower Obligations.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor (other than the Company) hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

                  (c) Each Guarantor agrees that the Company Obligations or the Canadian Borrower Obligations, as the case may be, may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the US Administrative Agent or any Lender hereunder.

                  (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Company Obligations, the Canadian Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Bankers' Acceptance shall be outstanding, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement either Borrower may be free from any Company Obligations or Canadian Borrower Obligations, as the case may be.

                  (e) No payment made by any Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the US Administrative Agent or any Lender from any Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Company Obligations or the Canadian Borrower Obligations, as the case may be, shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Company Obligations or the Canadian Borrower Obligations or any payment received or collected from such Guarantor in respect of the Company Obligations or Canadian Borrower Obligations, as the case may be), remain liable for the Company Obligations and/or the Canadian Borrower Obligations, as the case may be, up to the maximum liability of such Guarantor hereunder until the Company Obligations and the Canadian Borrower Obligations are paid in full, no Bankers' Acceptance shall be outstanding, no Letter of Credit shall be outstanding and the Commitments are terminated.

                  2.2 Right of Contribution. Each Guarantor (other than the Company) hereby agrees that to the extent that a Guarantor (other than the Company) shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the US Administrative Agent, the US$ Lenders or C$ Lenders, as the case may be, and each Guarantor shall remain liable to the US Administrative Agent and the US$ Lenders or C$ Lenders, as the case may be, for the full amount guaranteed by such Guarantor hereunder.

                  2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agents or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agents or any US$ Lender or C$ Lender, as the case may be, against the Company or the Canadian Borrower, as the case may be, or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agents or any US$ Lender or C$ Lender, as the case may be, for the payment of the Company Obligations or the Canadian Borrower Obligations, as the case may be, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the relevant Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agents and the US$ Lenders or C$ Lender, as the case may be, by the relevant Borrower on account of the Company Obligations or the Canadian Borrower Obligations, as the case may be, are paid in full, no Bankers' Acceptance shall be outstanding, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Company Obligations or the Canadian Borrower Obligations, as the case may be, shall not have been paid in full, such amount shall be held by such Guarantor in trust for the US

Administrative Agent and the US$ Lenders or the C$ Lenders, as the case may be, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the US Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the US Administrative Agent, if required), to be applied against the Company Obligations or the Canadian Borrower Obligations, as the case may be, whether matured or unmatured, in such order as the US Administrative Agent may determine.

                  2.4 Amendments, etc. with respect to the Guarantor Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Company Obligations or the Canadian Borrower Obligations, as the case may be, made by the US Administrative Agent or any Lender may be rescinded by the US Administrative Agent or such Lender and any of the Company Obligations or the Canadian Borrower Obligations, as the case may be, continued, and the Company Obligations or the Canadian Borrower Obligations, as the case may be, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the US Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the US Administrative Agent (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the US Administrative Agent or any Lender for the payment of the Company Obligations or the Canadian Borrower Obligations, as the case may be, may be sold, exchanged, waived, surrendered or released. Neither the US Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Company Obligations or the Canadian Borrower Obligations, as the case may be, or for the guarantee contained in this Section 2 or any property subject thereto.

                  2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations or the Canadian Borrower Obligations, as the case may be, and notice of or proof of reliance by the US Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Company Obligations or the Canadian Borrower Obligations, as the case may be, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between either Borrower and any of the Guarantors, on the one hand, and the Administrative Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon either Borrower or any of the Guarantors with respect to the Company

Obligations or the Canadian Borrower Obligations, as the case may be. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Company Obligations or the Canadian Borrower Obligations, as the case may be, or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agents or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by either Borrower against the Administrative Agents or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of either Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of either Borrower for the Company Obligations or the Canadian Borrower Obligations, as the case may be, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agents or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against either Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Company Obligations or the Canadian Borrower Obligations, as the case may be, or any right of offset with respect thereto, and any failure by the Administrative Agents or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from either Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of either Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agents or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Company Obligations or the Canadian Borrower Obligations, as the case may be, is rescinded or must otherwise be restored or returned by the Administrative Agents or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the US Administrative Agent without set-off or counterclaim in Dollars or C$'s in the case of loans originally denominated in C$'s at the office of the US Administrative Agent located at 425 Lexington Avenue, New York, New York 10017.

                      SECTION 3. GRANT OF SECURITY INTEREST

                  3.1 Grant of Security Interest. Each Grantor hereby assigns and transfers to the US Administrative Agent, and hereby grants to the US Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

                  (a)  all Accounts;

                  (b)  all Chattel Paper;

                  (c)  all Contracts;

                  (d)  all Documents;

                  (e)  all Equipment;

                  (f)  all General Intangibles;

                  (g)  all Instruments;

                  (h)  all Intellectual Property;

                  (i)  all Inventory;

                  (j)  all Pledged Securities;

                  (k)  all books and records pertaining to the Collateral; and

                  (l) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                  3.2 Acknowledgment. Each Grantor, the US Administrative Agent and the Lenders hereby acknowledge that (i) value has been given; (ii) the Grantor has rights in the Pledged Securities; (iii) they have not agreed to postpone the time of attachment of the pledge; and (iv) each Grantor has received a duplicate original copy of this agreement.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES


                  To induce the US Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the applicable Borrowers thereunder, each Grantor hereby represents and warrants to the US Administrative Agent and each Lender that:

                  4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the US Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

                  4.2 Title; No Other Liens. Except for the security interest granted to the US Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the US Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

                  4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the US Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the US Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

                  4.4 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

                  4.5 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on
Schedule 5.

                  4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  4.7 Pledged Securities. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor, other than in the case of the Canadian Borrower, in which case the Pledged Stock constitute 65% of the issued and outstanding shares of all classes of Capital Stock of such Issuer.

                  (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (d) Such Grantor is the record and beneficial owner, and in the case of the Pledged Stock of the Canadian Borrower the beneficial owner, of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

                  4.8 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the US Administrative Agent.

                  (b) None of the obligors on any Receivables is a Governmental Authority.

                  (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

                  4.9 Contracts. (a) No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement, except such consents that have been obtained and are in full force and effect.

                  (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

                  (d) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof.

                  (e) To the best of such Grantor's knowledge, the right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims.

                  (f) Such Grantor has delivered to the US Administrative Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

                  (g) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the US Administrative Agent.

                  (h) None of the parties to any Contract is a Governmental Authority.

                  4.10 Intellectual Property. (a) Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

                  (b) To the best of such Grantor's knowledge, each Copyright, Patent and Trademark is on the date hereof valid, subsisting, unexpired, enforceable and has not been abandoned.

                  (c) Except as set forth in Schedule 6, none of the Copyrights, Patents or Trademarks is on the date hereof the subject of any licensing or franchise agreement.

                  (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright, Patent or Trademark in any respect that could reasonably be expected to have a Material Adverse Effect.

                  (e) No action or proceeding is pending on the date hereof (i) seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Patent or Trademark.

                              SECTION 5. COVENANTS

                  Each Grantor covenants and agrees with the US Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Bankers' Acceptance shall be outstanding, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

                  5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the US Administrative Agent, duly indorsed in a manner satisfactory to the US Administrative Agent, to be held as Collateral pursuant to this Agreement.

                  5.3 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the US Administrative Agent and (ii) to the extent requested by the US Administrative Agent, insuring such Grantor against liability for personal injury and property damage relating to such Inventory, and Equipment, such policies to be in such form and amounts and having such coverage as is customary for similar companies in similar businesses.

                  (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the US Administrative Agent of written notice thereof, (ii) name the US Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the US Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the US Administrative Agent.

                  (c) Each of the Borrowers shall deliver to the US Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance during the month of _________ in each calendar year and such supplemental reports with respect thereto as the US Administrative Agent may from time to time reasonably request.

                  5.4 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

                  5.5 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  (b) Such Grantor will furnish to the US Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the US Administrative Agent may reasonably request, all in reasonable detail.

                  (c) At any time and from time to time, upon the written request of the US Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the US Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

                  5.6 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the US Administrative Agent and delivery to the US Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the US Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to
Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

                  (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5;

                  (ii) change the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

                  (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the US Administrative Agent in connection with this Agreement would become misleading.

                  5.7 Notices. Such Grantor will advise the US Administrative Agent and the Lenders promptly, in reasonable detail, of:

                  (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the US Administrative Agent to exercise any of its remedies hereunder; and

                  (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                  5.8 Pledged Securities. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any consolidation, subdivision, reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the US Administrative Agent and the Lenders, hold the same in trust for the US Administrative Agent and deliver the same forthwith to the US Administrative Agent in the exact form received, duly indorsed by such Grantor to the US Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the US Administrative Agent so requests, signature guaranteed, to be held by the US Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the US Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the US Administrative Agent, be delivered to the US Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the US Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

                  (b) Without the prior written consent of the US Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement),
(iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the US Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

                  (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the US Administrative Agent promptly in writing of the occurrence of any of the events described in
Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or
6.7 with respect to the Pledged Securities issued by it.

                  5.9 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

                  (b) Such Grantor will deliver to the US Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

                  5.10 Contracts. (a) Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

                  (b) Such Grantor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

                  (c) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

                  (d) Such Grantor will deliver to the US Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

                  5.11 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the US Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated.

                  (b) Such Grantor will not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.

                  (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may become injected into the public domain.

                  (d) Such Grantor will notify the US Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding such Grantor's ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

                  (e) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the US Administrative Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the US Administrative Agent, such Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the US Administrative Agent may reasonably request to evidence the US Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                  (f) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (g) In the event that any material Patent or Trademark is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark and (ii) if such Patent or Trademark is of material economic value, promptly notify the US Administrative Agent and the Lenders after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.


                         SECTION 6. REMEDIAL PROVISIONS

                  6.1 Certain Matters Relating to Receivables. (a) After the occurrence and during the continuance of an Event of Default, the US Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the US Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the US Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the US Administrative Agent to furnish to the US Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables, in each case, unless an Event of Default has occurred and is continuing, in form consistent with the form of such reports prepared by such Grantor in the normal conduct of its business.

                  (b) The US Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the US Administrative Agent's direction and control, and the US Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the US Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the US Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the US Administrative Agent, subject to withdrawal by the US Administrative Agent for the account of the Lenders only as provided in Section , and (ii) until so turned over, shall be held by such Grantor in trust for the US Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                  (c) At the US Administrative Agent's request after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the US Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

                  6.2 Communications with Obligors; Grantors Remain Liable. (a) At any time after the occurrence and during the continuance of an Event of Default, the US Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables and parties to the Contracts to verify with them to the US Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

                  (b) Upon the request of the US Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the US Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the US Administrative Agent.

                  (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the US Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the US Administrative Agent or any Lender of any payment relating thereto, nor shall the US Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the US Administrative Agent shall have given notice to the relevant Grantor of the US Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the

Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the US Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

                  (b) If an Event of Default shall occur and be continuing and the US Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the US Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the US Administrative Agent may determine, and (ii) the Grantor shall do all things necessary (including causing its nominees on the board of directors of the Issuers to approve any required stock transfer) to ensure that any or all of the Pledged Securities shall be registered in the name of the US Administrative Agent or its nominee, and the US Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the US Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the US Administrative Agent may determine), all without liability except to account for property actually received by it, but the US Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the US Administrative Agent in writing that
(x) states that an Event of Default has occurred and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the US Administrative Agent.

                  6.4 Proceeds to be Turned Over To US Administrative Agent. In addition to the rights of the US Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the US Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the US Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the US Administrative Agent, if required). All Proceeds received by the US Administrative Agent hereunder shall be held by the US Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the US Administrative Agent in a Collateral Account (or by such Grantor in trust for the US Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

                  6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrowers and the US Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the US Administrative Agent's election, the US Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the US Administrative Agent may elect, and any part of such funds which the US Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the US Administrative Agent to the Borrowers or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

                  6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the US Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code or any other applicable law. Without limiting the generality of the foregoing, the US Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the US Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The US Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived or released to the maximum extent not prohibited or expressly invalidated by applicable law. Each Grantor further agrees, at the US Administrative Agent's request, to assemble the Collateral and make it available to the US Administrative Agent at places which the US Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The US Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the US Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the US Administrative Agent may elect, and only after such application and after the payment by the US Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the US Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the US Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  6.7 Registration Rights. (a) If the US Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the US Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the US Administrative Agent, reasonably necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the US Administrative Agent, are reasonably necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause the such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the US Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) Each Grantor recognizes that the US Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The US Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the US Administrative Agent and the Lenders, that the US Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                  6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the US Administrative Agent or any Lender to collect such deficiency.


                     SECTION 7. THE US ADMINISTRATIVE AGENT

                  7.1 The US Administrative Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the US Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the US Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the US Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                  (ii) in the case of any Copyright, Patent or Trademark, execute and deliver any and all agreements, instruments, documents and papers as the US Administrative Agent may reasonably request to evidence the US Administrative Agent's and the Lenders' security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iv) execute, in connection with any sale provided for in
         Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the US Administrative Agent or as the US Administrative Agent shall direct; (2) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the US Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the US Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the US Administrative Agent were the absolute owner thereof for all purposes, and do, at the US Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the US Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the US Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Anything in this Section 7.1(a) to the contrary notwithstanding, the US Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the US Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the US Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans under the Credit Agreement, from the date of payment by the US Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the US Administrative Agent on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  7.2 Duty of US Administrative Agent. The US Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the US Administrative Agent deals with similar property for its own account. Neither the US Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the US Administrative Agent and the Lenders hereunder are solely to protect the US Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the US Administrative Agent or any Lender to exercise any such powers. The US Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7.3 Execution of Financing Statements. Pursuant to Section 9-402 of the Code and any other applicable law, each Grantor authorizes the US Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the US Administrative Agent reasonably determines appropriate to perfect the security interests of the US Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

                  7.4 Authority of US Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the US Administrative Agent under this Agreement with respect to any action taken by the US Administrative Agent or the exercise or non-exercise by the US Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the US Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the US Administrative Agent and the Grantors, the US Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                            SECTION 8. MISCELLANEOUS

                  8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the US Administrative Agent, provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the US Administrative Agent in a written instrument executed by the US Administrative Agent.

                  8.2 Notices. All notices, requests and demands to or upon the US Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

                  8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the US Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the US Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the US Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the US Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the US Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the US Administrative Agent.

                  (b) Each Guarantor agrees to pay, and to save the US Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) Each Guarantor agrees to pay, and to save the US Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the "indemnified liabilities") to the extent the Borrowers would be required to do so pursuant to Section 11.5 of the Credit Agreement.

                  (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                  8.5 Amendment and Restatement; Update of Schedules. (a) The undersigned parties to the Security Agreement as defined in the Existing Credit Agreement agree that such Security Agreement is hereby amended and restated in its entirety by this Agreement.

                  (b) Each Grantor agrees that prior to the consummation of the Acquisition it will provide such information as is necessary in the determination of the US Administrative Agent in order to include in the Schedules hereto information related to the Collateral and appropriately addressed in such Schedules, and upon such consummation such Schedules shall be deemed automatically to be amended to include such applicable information provided by the Grantors and determined by the US Administrative Agent to be appropriate for inclusion therein. On the date of such consummation, all representations and warranties by each Grantor shall be deemed to be confirmed, reaffirmed and restated as of such date giving effect to such amendments to the Schedules hereto.

                  8.6 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the US Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the US Administrative Agent.

                  8.7 Set-Off. Each Guarantor hereby irrevocably authorizes the Administrative Agents and each Lender at any time and from time to time while an Event of Default or a Default pursuant to subsection 9(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Guarantor, any other Guarantor or any of the Borrowers, any such notice being expressly waived by each Guarantor and by each of the Borrowers, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agents or such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agents or such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agents or such Lender hereunder and claims of every nature and description of the Administrative Agents or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agents or such Lender may elect, whether or not the Administrative Agents or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The relevant Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by such Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agents and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agents or such Lender may have.

                  8.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  8.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.10 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  8.11 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the US Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the US Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  8.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  8.13 Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 8.2 or at such other address of which the US Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  8.14 Acknowledgements. Each Guarantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                  (b) neither the US Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the US Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

                  8.15 WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  8.16 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.10(b) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

                  8.17 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the US Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the US Administrative Agent shall deliver to such Grantor any Collateral held by the US Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the US Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of a Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that such Borrower shall have delivered to the US Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by such Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.


                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.



                                        [NAME OF GRANTOR]



                                        By:
                                           -------------------------------------
                                           Title:

                                                                      Schedule 1









                         NOTICE ADDRESSES OF GUARANTORS

                                                                      Schedule 2



                        DESCRIPTION OF PLEDGED SECURITIES


Pledged Stock:

                                                                             Stock Certificate
                   Issuer                          Class of Stock                   No.                  No. of Shares
- -----------------------------------------      --------------------     ------------------------     --------------------






Pledged Notes:

                       Issuer                           Payee             Principal Amount
- -----------------------------------------       ----------------------   ----------------------

                                                                      Schedule 3



                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                         Uniform Commercial Code Filings


          [List each office where a financing statement is to be filed]




                          Patent and Trademark Filings


                               [List all filings]




                      Actions with respect to Pledged Stock




                                  Other Actions


                      [Describe other actions to be taken]

                                                                      Schedule 4



       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE


                   Grantor                             Location
                   -------                             --------

                                                                      Schedule 5


                       LOCATION OF INVENTORY AND EQUIPMENT


                   Grantor                             Locations
                   -------                             ---------

                                                                      Schedule 6



                        COPYRIGHTS AND COPYRIGHT LICENSES




                           PATENTS AND PATENT LICENSES




                        TRADEMARKS AND TRADEMARK LICENSES

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement



                  ASSUMPTION AGREEMENT, dated as of August __, 199_, made by ______________________________, a ______________ corporation (the "Additional
Grantor"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as administrative agent (in such capacity, the "US Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                              W I T N E S S E T H :


                  WHEREAS, Outdoor Systems, Inc. (the "Company"), 3284085 Canada Inc., a Canadian corporation (such corporation, and, upon the consummation thereof, the corporation resulting from the amalgamation of 3284085 Canada Inc. and Mediacom, Inc., the "Canadian Borrower"; together with the Company, the "Borrowers"), the Lenders, the US Administrative Agent and Canadian Imperial Bank of Commerce, as Canadian Administrative Agent, have entered into the Third Amended and Restated Credit Agreement, dated as of August __, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, in connection with the Credit Agreement, the Company and certain of its Affiliates (other than the Additional Grantor) have entered into the US Guarantee and Collateral Agreement, dated as of August __, 1996 (as amended, supplemented or otherwise modified from time to time, the "US Guarantee and Collateral Agreement") in favor of the US Administrative Agent for the benefit of the Lenders;

                  WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the US Guarantee and Collateral Agreement; and

                  WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the US Guarantee and Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 8.15 of the US Guarantee and Collateral Agreement, hereby becomes a party to the US Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________* to the US Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the US Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

                  2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE
WITH, THE LAW OF THE STATE OF NEW YORK.


                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                   [ADDITIONAL GRANTOR]



                                    By: ----------------------
                                       Name:
                                       Title:


- --------------
*        Refer to each Schedule which needs to be supplemented.